UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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McGrath RentCorp

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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McGRATH RENTCORP

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 4, 2009

To the Shareholders of McGrath RentCorp:

NOTICE IS HEREBY GIVEN that the 2009 Annual Meeting of Shareholders (the “Annual Meeting”) of McGrath RentCorp, a California corporation (the “Company”), will be held at the Company’s principal executive offices located at 5700 Las Positas Road, Livermore, California 94551, on Thursday, June 4, 2009, at 2:00 p.m., local time. Shareholders who are unable to attend may listen to a live webcast of the Annual Meeting on the Company’s website at www.mgrc.com under the Investor Relations section. The Annual Meeting will be held for the following purposes:

1. To elect six (6) directors of the Company to serve until the 2010 annual meeting of shareholders or until their successors are elected and qualified;

2. To approve and adopt an amendment and restatement of the Company’s 2007 Stock Incentive Plan (the “2007 Plan”) to increase the number of shares of common stock reserved for issuance thereunder from 1,875,000 to 2,690,000 shares and to decrease the maximum term of future awards granted under the 2007 Plan from ten years to seven years;

3. To ratify the appointment of Grant Thornton LLP as the independent auditors for the Company for the year ending December 31, 2009; and

4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement which is attached and made a part hereof.

The Board of Directors of the Company has fixed the close of business on April 8, 2009 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

I M P O R T A N T

Shareholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy card using the enclosed return envelope, as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy card issued in your name from such broker, bank or other nominee.

By Order of the Board of Directors,

Randle F. Rose

Senior Vice President,

Chief Administrative Officer and Secretary

Livermore, California

April 17, 2009

McGRATH RENTCORP

5700 Las Positas Road

Livermore, California 94551

PROXY STATEMENT

FOR 2009 ANNUAL MEETING OF SHAREHOLDERS

General Information

This proxy statement (this “Proxy Statement”) is made available to the shareholders of McGrath RentCorp, a California corporation (the “Company”), in connection with the solicitation by the Board of Directors of the Company (the “Board of Directors”) of proxies in the accompanying form for use in voting at the annual meeting of shareholders of the Company (the “Annual Meeting”) to be held on Thursday, June 4, 2009, at 2:00 p.m., local time, at the Company’s principal executive offices located at 5700 Las Positas Road, Livermore, California 94551, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

The Company expects to mail this Proxy Statement and the enclosed form of proxy to shareholders on or about April 24, 2009.

The rules of the Securities and Exchange Commission (the “SEC”) require us to notify our shareholders of the availability of our proxy materials through the Internet.

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to be held on Thursday, June 4, 2009

Our Proxy Statement and 2008 Annual Report to Shareholders are available at

https://materials.proxyvote.com/580589

The following questions and answers provide important information about the Annual Meeting and this Proxy Statement:

Where are the Company’s principal executive offices located and what is the Company’s main telephone number?

The Company’s principal executive offices are located at 5700 Las Positas Road, Livermore, California 94551. The Company’s main telephone number is (925) 606-9200.

What matters will be considered at the Annual Meeting?

Shareholders will vote on the following items at the Annual Meeting:

•	the election as directors of the six (6) nominees named in this Proxy Statement (Proposal No. 1);

•

an amendment and restatement of the Company’s 2007 Stock Incentive Plan (the “2007 Plan”) to increase the number of shares of common stock (“Common Stock”) reserved for issuance thereunder from 1,875,000 to 2,690,000 shares and to decrease the maximum term of future awards granted under the 2007 Plan from ten years to seven years (Proposal No. 2);

•	the ratification of the appointment of Grant Thornton LLP as the independent auditors for the Company for the year ending December 31, 2009 (Proposal No. 3); and

•	such other business that may properly come before the Annual Meeting and any adjournment or postponement thereof.

How does the Board of Directors recommend that shareholders vote on these matters?

The Board of Directors believes that the election of the nominated directors, the approval of the amendment and restatement of the 2007 Plan, and the ratification of the appointment of Grant Thornton LLP are in the best interests of the Company and its shareholders and, accordingly, recommends a vote “FOR” the approval of each of these proposals.

How are proxy materials being made available to shareholders?

The SEC has adopted amendments to the proxy rules that change how companies must provide proxy materials. These rules are often referred to as “Notice and Access.” Under the Notice and Access model, a company may select either of the following two options for making proxy materials available to shareholders:

•	the full set delivery option; or

•	the notice only option.

Full Set Delivery Option

Under the full set delivery option, a company delivers all proxy materials to its shareholders as it would have done prior to the change in the rules. This can be by mail or, if a shareholder has previously agreed, by e-mail. In addition to delivering proxy materials to shareholders, a company must post all proxy materials on a publicly-accessible website and provide information to shareholders about how to access that website. The Company’s proxy materials are available on the following website: https://materials.proxyvote.com/580589.

Notice Only Option

Under the notice only delivery option, a company must post all its proxy materials on a publicly accessible website. However, instead of delivering its proxy materials to shareholders, the company instead delivers a one-page notice of internet availability of proxy materials which includes, among other matters:

•	information regarding the date and time of the annual meeting of shareholders as well as the items to be considered at the meeting;

•	information regarding the website where the proxy materials are posted; and

•	various means by which a shareholder may request paper or e-mail copies of the proxy materials.

A company may use a single method for all its shareholders, or use full set delivery for some while adopting the notice only option for others. The Company is required to comply with these Notice and Access rules in connection with its Annual Meeting, and has elected to use the full set delivery option under the rules in connection with both its 2008 annual meeting of shareholders and this year’s Annual Meeting.

Although the Company has elected to use the full set delivery option, we may choose to use the notice only option in the future. By reducing the amount of materials that a company needs to print and mail, the notice only option provides an opportunity for cost savings as well as conservation of natural resources. However, many companies that have used the notice only option have also experienced a lower participation rate—meaning that fewer shareholders voted at these companies’ annual meetings. The Company plans to continue to evaluate the future possible cost savings and environmental impact as well as the potential impact on shareholder participation in its consideration of the notice only option in the future.

What is the difference between a shareholder of record and a beneficial owner of shares held in street name?

Shareholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered the shareholder of record with respect to those shares, and the proxy materials were sent directly to you by the Company.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the proxy materials were forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

How do I vote?

You may vote by signing and dating each paper proxy card you received and returning it in the prepaid envelope. The enclosed proxy will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked in the manner described below.

What does it mean if I received more than one proxy card?

If you received more than one proxy card, it may mean that you hold shares registered in more than one account. If you received more than one paper proxy card, sign and return each proxy card you received to ensure that all of your shares are voted. If you have any questions regarding your share information or address appearing on the paper proxy card you may call Computershare, the Company’s transfer agent, at (800) 962-4284 if you are a shareholder of record, or contact your brokerage firm, bank, broker-dealer or other similar organization if you are a beneficial owner of shares held in “street name.”

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again on a later date by signing and returning a new proxy card with a later date or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation to the Company’s Corporate Secretary at 5700 Las Positas Road, Livermore, California 94551 prior to the Annual Meeting. See “May I vote my shares in person at the Annual Meeting?” below.

Who is entitled to vote?

The close of business on April 8, 2009 has been fixed as the record date (the “Record Date”) for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting.

What constitutes a quorum?

As of the close of business on the Record Date, the Company had 23,726,568 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The presence at the Annual Meeting of a majority of these shares of Common Stock, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

How are votes counted and who will count the votes?

Each outstanding share of Common Stock on the Record Date is entitled to one vote on each matter. However, every shareholder voting for the election of directors may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected (six) multiplied by the number of shares held, or may distribute such shareholder’s votes on the same principle among as many candidates as the shareholder may select. However, no shareholder shall be entitled to cumulate votes for any candidate unless the candidate’s name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Annual Meeting prior to the voting of the intention to cumulate such shareholder’s votes. The proxy holders are given discretionary authority, under the terms of the proxy, to cumulate votes represented by shares for which they are named in the proxy. In electing directors, the six candidates receiving the highest number of affirmative votes shall be elected.

An automated system administered by Computershare will tabulate votes cast by proxy and Randle F. Rose, the Company’s Secretary, will act as the inspector of elections to tabulate votes cast in person at the Annual Meeting.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:

•	as necessary to meet applicable legal requirements;

•	to allow for the tabulation and certification of votes; and

•	to facilitate a successful proxy solicitation.

Occasionally, shareholders provide written comments on their proxy cards, which may be forwarded to the Company’s management and the Board of Directors.

How are abstentions and broker “non-votes” treated?

Under the General Corporation Law of the State of California, an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting. However, abstentions are not included in determining the number of shares voting on the proposals submitted to shareholders. A broker “non-vote” occurs when a nominee (such as a brokerage firm, bank, broker-dealer, or other similar organization) holding shares for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power with respect to that matter and has not received instructions from the beneficial owner. Broker “non-votes,” and shares as to which proxy authority has been withheld with respect to any matter, are not deemed to be entitled to vote for purposes of determining whether shareholders’ approval of that matter has been obtained.

What is the voting requirement to approve each of the proposals?

With respect to Proposal No. 1 of this Proxy Statement, a plurality of the votes cast is required for the election of directors. This means that the director nominee with the most votes for a particular slot is elected for that slot. You may vote “for” or “withheld” with respect to the election of directors. Only votes “for” or “withheld” are counted in determining whether a plurality has been cast in favor of a director. Abstentions will have no effect on such proposal. As nominees (such as brokerage firms, banks, broker-dealers, or other similar organizations) holding shares for holders who have not given specific voting instructions are permitted to vote in their discretion with respect to Proposal No. 1, there will not be any broker “non-votes” with respect to such proposal, as is described in “What happens if I do not give specific voting instructions?” below. Our Corporate Governance Guidelines, amended by the Board of Directors on March 9, 2007, set forth our procedures if a director-nominee is elected, but receives a majority of “withheld” votes. In an uncontested election, any director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to tender his or her resignation following certification of the shareholder vote. The Corporate Governance and Nominating Committee is required to make recommendations to the Board of Directors with respect to any such letter of resignation. The Board of Directors is required to take action with respect to this recommendation and to disclose its decision-making process.

With respect to Proposal No. 2 of this Proxy Statement, the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote is required to approve and adopt an amendment and restatement of the 2007 Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 1,875,000 to 2,690,000 shares and to decrease the maximum term of future awards granted under the 2007 Plan from ten years to seven years. A brokerage firm, bank, broker-dealer or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker “non-votes” on Proposal No. 2. See “What happens if I do not give specific voting instructions?” below.

With respect to Proposal No. 3 of this Proxy Statement, the affirmative vote of a majority of the shares of Common Stock represented and voting at the Annual Meeting is required for ratification of the independent auditors. Abstentions will have no effect on such proposal. As brokerage firms, banks, broker-dealers and other nominees holding shares for holders who have not given specific voting instructions are permitted to vote in their discretion with respect to Proposal No. 3, there will not be any broker “non-votes” with respect to such proposal. See “What happens if I do not give specific voting instructions?” below.

What happens if I do not give specific voting instructions?

For Shares Directly Registered in the Name of the Shareholder:    If you return your signed proxy but do not indicate your voting preferences, the Company will vote on your behalf “FOR” the election of the nominated directors, “FOR” the adoption of the amendment and restatement of the 2007 Plan and “FOR” the ratification of the appointment of Grant Thornton LLP. If any other matter properly comes before the shareholders for a vote at the Annual Meeting, the proxy holders will vote your shares in accordance with their best judgment.

For Shares Registered in the Name of a Brokerage Firm, Bank, Broker-Dealer or Other Similar Organization:    If your shares are held in street name, your brokerage firm, bank, broker-dealer or nominee will ask you how you want your shares to be voted. If you provide voting instructions, your shares must be voted as you direct. If you do not furnish voting instructions, one of two things can happen, depending upon whether a proposal is “routine.” Under the rules that govern brokerage firms, banks, broker-dealers, and other nominees that have record ownership of shares beneficially owned by their clients, brokerage firms, banks, broker-dealers, and other nominees have discretion to cast votes on routine matters, such as the election of directors and ratification of the appointment of independent registered public accounting firms, without voting instructions from their clients. Brokerage firms, banks, broker-dealers, and other nominees are not permitted, however, to cast votes on “non-routine” matters, such as the adoption of the amendment and restatement of the 2007 Plan, without such voting instructions. A “broker non-vote” occurs when a brokerage firm, bank, broker-dealer or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the brokerage firm, bank, broker-dealer or other nominee does not have discretionary voting power for that proposal and has not received voting instructions from the beneficial owner.

May I vote my shares in person at the Annual Meeting?

For Shares Directly Registered in the Name of the Shareholder:    Yes. However, we encourage you to vote by proxy card even if you plan to attend the Annual Meeting. If you wish to give a proxy to someone other than the individuals named as proxies on the enclosed proxy card, you may cross out the names appearing on the enclosed proxy card, insert the name of some other person, sign the card and give the proxy card to that person for use at the Annual Meeting.

For Shares Registered in the Name of a Brokerage Firm or Bank:    Yes, but in order to do so you will first have to ask your bank, broker or other intermediary to furnish you with a legal proxy. You will need to bring the legal proxy with you to the Annual Meeting, and hand it in with a signed ballot that you can request at the Annual Meeting. You will not be able to vote your shares at the Annual Meeting without a legal proxy and a signed ballot.

Your attendance at the Annual Meeting in and of itself will not automatically revoke a proxy that was submitted earlier by mail.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of elections and published in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending on June 30, 2009, which the Company is required to file with the SEC by August 10, 2009.

Who pays for this proxy solicitation?

The Company will bear the entire cost of soliciting proxies, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the proxy and any additional soliciting material furnished to shareholders. Arrangements will be made with brokerage firms, banks, broker-dealers, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock, and these entities may be reimbursed by the Company for their expenses. Proxies may be solicited by directors, officers or employees of the Company in person or by telephone, e-mail or other means. No additional compensation will be paid to such individuals for these services.

What is the deadline for receipt of shareholder proposals?

Requirements for Shareholder Proposals to be Brought before an Annual Meeting.    To be considered for presentation to the annual meeting of the Company’s shareholders to be held in 2010, a shareholder proposal must be received by Randle F. Rose, Compliance Officer, McGrath RentCorp, 5700 Las Positas Road, Livermore, California 94551, no later than December 23, 2009.

Requirements for Shareholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials.    Shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and intended to be presented at the annual meeting of the Company’s shareholders to be held in 2010 must be received by the Company no later than December 23, 2009 in order to be considered for inclusion in the Company’s proxy materials for that meeting.

Discretionary Authority.    The proxies to be solicited by the Board of Directors for the 2010 annual meeting of the Company’s shareholders will confer discretionary authority on the proxyholders to vote on any shareholder proposal presented at such annual meeting if the Company fails to receive notice of such proposal by March 9, 2010.

Householding of Annual Meeting Materials

Some brokerage firms, banks, broker-dealers, or other nominees who are record holders may participate in the practice of “householding” proxy statements and their accompanying documents. This means that only one copy of the proxy materials will be sent to your household regardless of the number of shareholders who reside there. We will promptly deliver a separate copy of these documents without charge to you upon written request to McGrath RentCorp, 5700 Las Positas Road, Livermore, California 94551 Attn: Investor Relations. If you want to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your brokerage firm, bank, broker-dealer or other nominee who is a record holder, or you may contact us at the address and phone number listed above.

Financial and Other Information

We are required to file annual, quarterly and current reports, proxy statements and other reports with the SEC. Copies of these filings are available through our Internet website at www.mgrc.com under the Investor Relations section or the SEC’s website at www.sec.gov. We will furnish copies of our SEC filings (without exhibits), including the 2008 Annual Report, without charge to any shareholder upon written request to McGrath RentCorp, 5700 Las Positas Road, Livermore, California 94551 Attn: Investor Relations.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s bylaws authorize the number of directors to be not less than five (5) and not more than nine (9). The number of directors on the Board of Directors is currently fixed at six (6). Each director serves a one-year term. The Board of Directors is currently composed of the following six (6) directors whose terms will expire upon the election and qualification of directors at the Annual Meeting: William J. Dawson, Robert C. Hood, Dennis C. Kakures, Robert P. McGrath, Dennis P. Stradford and Ronald H. Zech. At each annual meeting of shareholders, directors will be elected for full terms of one year to succeed those directors whose terms are expiring.

At the Annual Meeting, the shareholders will elect six (6) directors. Messrs. Dawson, Hood, Kakures, McGrath, Stradford and Zech have each been nominated to serve a one-year term, until the annual meeting of shareholders to be held in 2010, until their successors are elected or appointed and qualified, or until their earlier resignation or removal. The Board of Directors has no reason to believe that any of Messrs. Dawson, Hood, Kakures, McGrath, Stradford or Zech will be unable or unwilling to serve as a nominee or as a director if elected.

Nominees

The names of the nominees and certain information about them are set forth below.

Name of Nominee	Age	Principal Occupation	Director Since
William J. Dawson	54	Vice President, Finance and Chief Financial Officer of Cerus Corporation	1998

Robert C. Hood	68	Former Executive Vice President and Chief Financial Officer of Excite, Inc.	1999

Dennis C. Kakures	52	Chief Executive Officer and President of the Company	2003

Robert P. McGrath	75	Chairman of the Board of Directors of the Company	1979

Dennis P. Stradford	62	President and Chief Executive Officer of Nomis Solutions, Inc.	2002

Ronald H. Zech	65	Former Chairman of the Board of Directors and Chief Executive Officer of GATX Corporation	1989

William J. Dawson was elected a director of the Company in 1998. Mr. Dawson joined Cerus Corporation, a publicly held biopharmaceutical company, in August 2004 as Vice President, Finance and Chief Financial Officer. In March 2009, Mr. Dawson announced his decision to leave Cerus Corporation on April 30, 2009 to pursue other professional interests. From 2002 until August 2004, he was Vice President, Finance & Operations, and Chief Financial Officer of Dynavax Technologies Corporation, a publicly held biopharmaceutical company. From 1998 through 2001, he was Corporate Senior Vice President, Business Development, for McKesson Corporation, where he was responsible for mergers and acquisitions and venture capital investing for the San Francisco-based healthcare services company. He was also acting Chief Financial Officer of iMcKesson, a wholly-owned e-health subsidiary of McKesson. Mr. Dawson also serves on the board of directors of Wellington Trust Company, a subsidiary of Wellington Management Company, LLP, a private institutional fund management company. Mr. Dawson received an A.B. in mechanical engineering from Stanford University and an M.B.A. from Harvard Business School.

Robert C. Hood was elected a director of the Company in 1999. Since 1999, he has been an independent investor. From 1996 to 1999, Mr. Hood was Executive Vice President and Chief Financial and Administrative Officer of Excite, Inc., an Internet portal company. Mr. Hood received a B.A. in Economics from Bates College and an M.B.A. from the Amos Tuck Graduate School of Business at Dartmouth College.

Dennis C. Kakures was elected a director of the Company in 2003 and became the Chief Executive Officer of the Company in 2003. Mr. Kakures has been the President of the Company since 1995. Prior to becoming Chief Executive Officer, he served as Chief Operating Officer from 1989 to 2003 and Executive Vice President from 1993 to 1995. Mr. Kakures received a B.S. in Marketing from California State University at Hayward.

Robert P. McGrath is the founder of the Company and Chairman of the Board of Directors. He has been a director since the Company’s formation in 1979 and Chairman of the Board of Directors since 1988. From March 2003 to July 2004, Mr. McGrath served as Executive Chairman. From 1979 to March 2003, he also served as the Company’s Chief Executive Officer. He served as President from 1979 to 1994 and Chief Financial Officer from 1979 to 1993. Mr. McGrath received a B.S. in Electrical Engineering from the University of Notre Dame.

Dennis P. Stradford was elected a director of the Company in 2002. Mr. Stradford served on the Company’s Audit Committee from November 2002 until November 2003. Mr. Stradford joined Nomis Solutions, Inc., a provider of price optimization solutions to the financial services industry, as its President and Chief Executive Officer in January 2004. Mr. Stradford was the Chief Executive Officer of CascadeWorks, Inc., a provider of e-procurement software to Fortune 1000 companies, from 2000 to 2003. From 1998 to 2000, he was Chief Executive Officer of SupplyBase, Inc. a provider of web-based supply-chain management software and services. From 1985 to 1997, Mr. Stradford was with Flextronics International, Ltd., a publicly traded company, and served as its Senior Vice President, Sales and Marketing. He previously held executive and sales positions with Zehntel, Inc. and International Business Machines Corp. Mr. Stradford holds a B.A. from San Jose State University and an M.A., M. Div. from St. Patricks Theolgaite.

Ronald H. Zech was elected a director of the Company in 1989. Mr. Zech retired in 2005 as Chairman of the Board of Directors and Chief Executive Officer of GATX Corporation, which provides specialized finance and leasing solutions for customers and partners worldwide. He had 28 total years of service with GATX Corporation. Mr. Zech also serves on the board of directors of The PMI Group, Inc., a domestic and international provider of mortgage insurance and financial guarantee products. Mr. Zech received a B.S. in Electrical Engineering from Valparaiso University and an M.B.A. from the University of Wisconsin.

Required Vote

The nominees will be elected by a plurality of the votes cast. Abstentions and broker “non-votes” will not be counted toward the nominees’ total. However, under our Corporate Governance Guidelines, in an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”) is required to tender his or her resignation following certification of the shareholder vote.

The Corporate Governance and Nominating Committee shall consider the resignation offer and recommend to the Board of Directors whether to accept it. The Board of Directors will act on the Corporate Governance and Nominating Committee’s recommendation within 90 days following certification of the shareholder vote. The Board of Directors will promptly disclose their decision whether to accept or reject the director’s resignation offer (and the reasons for rejecting the resignation offer, if applicable) in a Form 8-K furnished to the SEC.

Any director who tenders his or her resignation pursuant to this provision shall not participate in the Corporate Governance and Nominating Committee recommendation or the Board of Directors’ action regarding whether to accept the resignation offer.

If all members of the Corporate Governance and Nominating Committee receive a Majority Withheld Vote at the same election, then the independent directors who did not receive a Majority Withheld Vote shall appoint a committee among themselves to consider the resignation offers and recommend to the Board of Directors whether to accept them; provided, however, if the only directors who did not receive a Majority Withheld Vote in the same election constitute three or fewer directors, all directors may participate in the action regarding whether to accept the resignation offers.

Each nominee elected as a director will continue in office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or retirement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth certain information with respect to the executive officers and directors of the Company as of March 31, 2009:

Name	Age	Position Held with the Company
Robert P. McGrath	75	Chairman of the Board of Directors

Dennis C. Kakures	52	Chief Executive Officer, President and Director

Joseph F. Hanna	46	Senior Vice President and Chief Operating Officer

Keith E. Pratt	46	Senior Vice President and Chief Financial Officer

Randle F. Rose	51	Senior Vice President, Chief Administrative Officer and Secretary

David M. Whitney	44	Vice President, Principal Accounting Officer and Corporate Controller

Kay Dashner	50	Vice President, Human Resources

Richard G. Brown	40	Vice President, Mobile Modular

Philip B. Hawkins	33	Vice President, TRS-RenTelco

Steven H. Adler	50	President, Adler Tank Rentals

William J. Dawson(1)(2)	54	Director

Robert C. Hood(1)(2)(3)	68	Director

Dennis P. Stradford(1)(3)	62	Director

Ronald H. Zech(2)(3)	65	Director

(1)	Member of the Compensation Committee
(2)	Member of the Audit Committee
(3)	Member of the Corporate Governance and Nominating Committee

Robert P. McGrath, Dennis C. Kakures, William J. Dawson, Robert C. Hood, Dennis P. Stradford and Ronald H. Zech are nominees to the Board of Directors and their descriptions appear under “Proposal No. 1: Election of Directors—Nominees.”

Joseph F. Hanna was appointed Chief Operating Officer in June 2007. Prior to that, he served as Senior Vice President of Operations of the Company starting in January 2005, and he served as Vice President of Operations since joining the Company in 2003. Mr. Hanna has extensive sales and operations experience, including 12 years at SMC Corporation of America (a subsidiary of SMC Corporation, Tokyo, Japan) where he served in various leadership positions. His prior experience also includes serving as an officer in the United States Army. Mr. Hanna received a B.S. in Electrical Engineering from the United States Military Academy, West Point, New York.

Keith E. Pratt was appointed Senior Vice President of the Company in June 2007. He joined the Company in January 2006 as Vice President and was appointed Chief Financial Officer in March 2006. Most recently, he was with Advanced Fibre Communications (AFC), a public telecommunications equipment company in Petaluma, California, where he served as Senior Vice President and Chief Financial Officer. Mr. Pratt served as Chief Financial Officer from 1999 until AFC was acquired by Tellabs, Inc. at the end of 2004. He also served as Director of Corporate Development at AFC from 1997 to 1999 prior to becoming Chief Financial Officer. Prior to Mr. Pratt joining AFC, he served as Director, Strategy & Business Development Group at Pacific Telesis Group, Inc. from 1995 to 1997. Mr. Pratt has an undergraduate degree from Cambridge University in Production Engineering and an M.B.A. from Stanford University.

Randle F. Rose was appointed Senior Vice President and Chief Administrative Officer of the Company in June 2007. He joined the Company in 1997 as its Vice President of Administration and was elected Secretary of the Company in 1999. Prior to joining the Company, he served in a variety of senior finance and general management roles with Silicon Valley real estate development companies. Mr. Rose received a B.S. in Business Finance from San Jose State University.

David M. Whitney joined the Company as its Corporate Controller in 2000 and was elected Vice President and Principal Accounting Officer in March 2006. Previously he was Manager of Regional Accounting for The Permanente Medical Group in Oakland, California. Mr. Whitney holds a B.S. in Accounting from California State University at Hayward, and is a Certified Public Accountant.

Kay Dashner joined the Company in 2005 as the Director of Human Resources and was promoted to Vice President, Human Resources in June 2008. Previously, she held various HR leadership positions in the retail, insurance and software industries, most recently at NetSuite and BMC Software, Inc. Ms. Dashner graduated from Santa Clara University with a B.S. in Management.

Richard G. Brown was appointed Vice President of the Company and Division Manager of Mobile Modular in January 2005. He previously served as Division Manager of the Company’s modular division from July 2002 to January 2005. He joined the Company in 1992 and has served in both sales and branch management positions for the Company’s modular division. He received a B.A. in Speech Communication from California State University, Northridge in 1992 and an M.B.A. from Azusa Pacific University in 1998.

Philip B. Hawkins was appointed Vice President of the Company and Division Manager of TRS-RenTelco in June 2007. He previously served as Manager, Financial Planning and Analysis from June 2004 to June 2007. Mr. Hawkins was a Senior Business Analyst for Technology Rentals and Services (TRS), an electronics equipment rental division of CIT Technologies Corporation from December 2003 until TRS was acquired by the Company in June 2004. He previously served as Director of Portfolio Management and held other leadership roles with Dell Financial Services from April 1999 to December 2003. Mr. Hawkins received B.S. degrees in Accounting, Finance and Computer Information Systems from Arizona State University.

Steven H. Adler was appointed President of Adler Tank Rentals, LLC in December 2008. In 1998, Mr. Adler founded Adler Tank Rentals, LLC which was acquired by the Company in December 2008. He also founded Adler Industrial Services, a roof vacuum services business, and Sabre Manufacturing, which manufactures liquid and solid containment products. Mr. Adler received a B.S. in Business Administration from Alfred University in New York, and a Masters Degree in International Business from Thunderbird School of Global Management in Arizona.

Each executive officer of the Company serves at the pleasure of the Board of Directors.

Director Independence

The Board of Directors has determined that five non-employee directors on the Board of Directors, consisting of Messrs. Dawson, Hood, McGrath, Stradford, and Zech are “independent” as defined in the listing standards of the NASDAQ Stock Market, regulations of the SEC (“SEC regulations”) and any other laws applicable to the Company. Mr. Kakures, as an executive officer of the Company, is not considered independent. In making these determinations, our Board of Directors considered transactions and relationships between each director and his or her immediate family and the Company and our subsidiaries, including those reported in the section below captioned “Certain Relationships and Related Transactions.” The purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that such director is independent. As a result of this review, the Board of Directors affirmatively determined, based on its understanding of such transactions and relationships, that five of our non-employee directors are independent of the Company and, therefore, a majority of the members of our Board of Directors is independent, under the applicable listing standards of the NASDAQ Stock Market.

Meetings and Committees of the Board of Directors

During 2008, the Board of Directors met nine times. No director attended fewer than 75% of the aggregate of either (i) the total number of meetings of the Board of Directors held during the period for which he was a director, or (ii) the total number of committee meetings of the Board of Directors held in 2008 on which he served. All six directors attended the 2008 annual meeting of shareholders. All directors are expected to attend the Annual Meeting. The standing committees of the Board of Directors currently include the Compensation Committee, the Audit Committee and the Corporate Governance and Nominating Committee.

Compensation Committee

The Compensation Committee held five meetings in 2008. The Compensation Committee currently consists of Messrs. Dawson, Hood and Stradford; Mr. Dawson serves as its Chairman. The Board of Directors has determined that all current members of the Compensation Committee are “independent” as defined in the listing standards of the NASDAQ Stock Market, SEC regulations and any other laws applicable to the Company. In addition, the Board of Directors has determined that all current members of the Compensation Committee shall qualify as “non-employee directors” within the meaning of SEC Rule 16b-3 as promulgated under the Exchange Act, and as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Board of Directors adopted and approved a charter for the Compensation Committee, which was most recently amended and restated on December 12, 2008. A copy of this charter is posted on our website at www.mgrc.com under the Investor Relations section. The functions of the Compensation Committee, which are discussed in detail in its charter, are to (a) evaluate executive officer and director compensation policies, goals, plans and programs; (b) determine the cash and non-cash compensation of the executive officers of the Company; (c) review and administer the Company’s equity-based and other incentive compensation plans for employees; (d) evaluate the performance of the Company’s Chief Executive Officer; and (e) produce any reports required by the applicable rules of the SEC and SEC regulations.

Compensation decisions for the executive officers of the Company are made by the Compensation Committee. The Compensation Committee directs the Chief Executive Officer to develop the incentive compensation guidelines for the other executive officers and to determine the incentive compensation bonuses for each of the other executive officers. Compensation decisions for directors are made by the Board of Directors after recommendations by the Compensation Committee.

Audit Committee

The Audit Committee held five meetings in 2008. The Audit Committee currently consists of Messrs. Dawson, Hood and Zech; Mr. Hood serves as its Chairman. After considering transactions and relationships between each member of the Audit Committee or his immediate family and the Company and its subsidiaries and reviewing the qualifications of the members of the Audit Committee, the Board of Directors has determined that all current members of the Audit Committee are “independent,” as defined in the listing standards of the NASDAQ Stock Market, SEC regulations and any other laws applicable to the Company. The Board of Directors has also determined that all current members of the Audit Committee are financially literate and have the requisite financial sophistication as required by the listing standards of the NASDAQ Stock Market. Furthermore, the Board of Directors has determined that Messrs. Dawson, Hood and Zech each qualify as an Audit Committee financial expert, as defined by the applicable rules of the Exchange Act, pursuant to the fact that, among other things, Mr. Hood is the former Executive Vice President and Chief Financial Officer of Excite, Inc., Mr. Dawson is the Vice President and Chief Financial Officer of Cerus Corporation and Mr. Zech is the former Chief Executive Officer of GATX Corporation, and in those respective capacities each has acquired the relevant experience and expertise and has the attributes set forth in the applicable rules as being required for an Audit Committee financial expert.

The Board of Directors adopted and approved a charter for the Audit Committee, which was most recently amended and restated on December 12, 2008. A copy of this charter is posted on our website at www.mgrc.com under the Investor Relations section. The functions of the Audit Committee, which are discussed in detail in its charter, are to (a) oversee the engagement, replacement, compensation, qualification, independence and performance of the Company’s independent auditors; (b) oversee the conduct of the Company’s accounting and financial reporting processes and the integrity of the Company’s audited financial statements and other financial reports; (c) oversee the performance of the Company’s internal accounting and financial controls function; and (d) oversee the Company’s compliance with its policies and other legal requirements as such compliance relates to the integrity of the Company’s financial reporting. The Audit Committee has also established procedures for (a) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing materials. The Audit Committee also oversees the preparation of a report for inclusion in our annual proxy statements and is charged with the duties and responsibilities listed in its charter. The Audit Committee’s report is included in this Proxy Statement on page 48. The Audit Committee is a separately designated standing audit committee as defined in Section 3(a)(58)(A) of the Exchange Act.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee held two meetings in 2008. The Corporate Governance and Nominating Committee consists of Messrs. Stradford, Hood and Zech; Mr. Zech serves as its Chairman. Our Board of Directors has determined that all current members of the Corporate Governance and Nominating Committee are “independent,” as defined in the listing standards of the NASDAQ Stock Market, SEC regulations and any other laws applicable to the Company.

The Board of Directors adopted and approved a charter for the Corporate Governance and Nominating Committee, which was most recently amended and restated on February 2, 2007. A copy of this charter is posted on our website at www.mgrc.com under the Investor Relations section. The functions of the Corporate Governance and Nominating Committee, which are discussed in detail in its charter, are to assist the Board of Directors in all matters relating to (a) the establishment, implementation and monitoring of policies and processes regarding the recruitment and nomination of candidates to the Board of Directors and committees of the Board of Directors; (b) the review and making of recommendations to the Board of Directors regarding the composition and structure of the Board of Directors and committees of the Board of Directors; (c) the development, evaluation and monitoring of the Company’s corporate governance processes and principles; (d) the development and implementation of, and monitoring of compliance with, the Company’s Code of Business Conduct and Ethics and making recommendations to the Board of Directors of revisions to the Code of Business Conduct and Ethics from time to time as appropriate; and (e) the administration of the Board of Directors’ annual self-evaluation process and the sharing of the results thereof with the Board of Directors for discussion and deliberation.

Qualifications of Directors

The Corporate Governance and Nominating Committee will consider for nomination all bona fide candidates proposed by management or shareholders and will nominate directors that it believes will serve the best interests of the Company and its shareholders. Candidates must have the education, business or organizational experience and skills that will enable them to excel in carrying out their responsibilities on the Board of Directors. Candidates must possess and have demonstrated in professional endeavor the highest personal and professional ethics, integrity and values, and be committed to representing the long-term best interests of shareholders. Further, candidates must have an inquisitive and objective perspective, practical wisdom and mature judgment, and be willing and able to challenge management in a constructive manner. Candidates will also be judged on their ability to work in a collegial manner with a sense of common purpose, energy, industry knowledge, business sense and trust with other members of the Board of Directors and management, as one group acting in unison to solve difficult problems as they may arise. The candidate’s specific knowledge of the Company, its markets, and its strategy will also be considered. The Board of Directors’ recommendations for inclusion in the slate of directors at an annual or special meeting of shareholders, or for appointment by the Board of Directors to fill a vacancy, are based on its determination, after reviewing recommendations from the Corporate Governance and Nominating Committee, as to the suitability of each individual.

Director Nomination Process

Continuing Directors

The Corporate Governance and Nominating Committee will apply its director candidate selection criteria described above, including a director’s past contributions to the Board of Directors, prior to recommending a director for re-election to another term. Directors should not expect to be re-nominated annually as a matter of course. Once the Corporate Governance and Nominating Committee evaluations are completed and the Corporate Governance and Nominating Committee has considered all other potential director candidates, it recommends the best slate of candidates for approval by the full Board of Directors.

New Directors

Generally, once a need to add a new member to the Board of Directors is identified, the Corporate Governance and Nominating Committee will initiate a search by working with staff support, seeking input from members of the Board of Directors and senior management and hiring a consultant or search firm, if necessary. After a slate of possible candidates is identified, members of the Corporate Governance and Nominating Committee, other members of the Board of Directors and senior management have the opportunity to interview the prospective candidates(s). The remaining members of the Board of Directors who do not interview the prospective candidate(s) are kept informed. The Corporate Governance and Nominating Committee ultimately determines and recommends the best candidate(s) after completing its selection process for approval by the full Board of Directors.

A description of the procedure to be followed by security holders in submitting director recommendations is set forth in “—Shareholder Proposals” below. The director candidate selection criteria will be equally applied to both continuing directors and shareholder-submitted director candidates.

Director Compensation

The Compensation Committee reviews director compensation every two years. In December 2006, the Compensation Committee engaged Compensia, Inc., an independent compensation consulting firm (“Compensia”), to conduct a review of its 2007 total compensation program for its non-employee directors. Compensia provided an analysis with relevant market data and alternatives to consider when making compensation decisions for the non-employee directors. The analysis compared each element of total compensation against a peer group of publicly-traded companies against which we compete in recruiting qualified managers and directors, and for shareholder investment. These companies consist of a combination of primarily technology companies of comparable size based in the San Francisco Bay Area, and national rental, leasing and equipment finance companies. The Compensation Committee generally sets the total compensation for non-employee directors at the median (the 50th percentile) of compensation paid to similarly situated peer group non-employee directors. The 2008 compensation described below was approved by the Board of Directors based on Compensia’s analysis and recommendations of the Compensation Committee.

For the year ended December 31, 2008, each director who was not also an executive officer or employee of the Company, other than the Chairman of the Board of Directors, was compensated for his or her services as a director with an annual retainer of $34,000. The Chairman of the Board of Directors received an annual retainer of $60,000. In addition to the annual retainers, the Chairs of the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee received an additional annual retainer of $18,000, $9,000 and $5,000 respectively. Each other member of the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee who is not an employee of the Company received an annual retainer of $8,000, $4,000 and $2,000 respectively. Messrs. Dawson, Hood, McGrath, Stradford and Zech received $51,000, $58,000, $60,000, $40,000 and $47,000 respectively, and Ms. McGrath received $17,000, for each of their services as a director of the Company during 2008. All directors, including those who are executive officers or employees of the Company, were reimbursed for expenses incurred in connection with attending Board of Directors or Committee meetings.

In October 2008, consistent with the compensation review schedule every two years for non-employee directors, the Compensation Committee engaged Compensia to conduct a review of its 2009 total compensation program for its non-employee directors. The 2009 compensation described below was approved by the Board of Directors based on Compensia’s analysis and recommendations of the Compensation Committee.

For fiscal year 2009, consistent with the previous two years, each director who is not also an executive officer or employee of the Company, other than the Chairman of the Board of Directors, will receive an annual retainer of $34,000. The Chairman of the Board of Directors will receive an annual retainer of $60,000. In addition to the annual retainers, the Chairs of the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee will receive an additional annual retainer of $18,000, $9,000 and $5,000 respectively. Each other member of the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee who is not an employee of the Company will receive an annual retainer of $8,000, $4,000 and $2,000 respectively.

In addition to cash compensation, each of the non-employee directors of the Company has historically received an annual stock option grant near the end of each year at the last regularly scheduled meeting of the Board of Directors. On February 2, 2007, the Board of Directors adopted an equity granting methodology whereby there will be one annual equity grant date which will be the date when the blackout window opens after the year-end earnings are released. All designated directors, executive officers and employees will receive an equity grant on the annual equity grant date with an exercise price (for stock options), or grant price (for restricted stock units (“RSUs”)), equal to the NASDAQ Stock Market close price on that day.

Prior to 2009, our practice had been to grant annual stock options to non-employee directors with a one-year vesting period. When granting stock options, we first established a dollar value of the total equity compensation to be awarded for each non-employee director position based on Compensia’s analysis and the Compensation Committee’s recommendation. On the date of the grant, we divided that total stock option fair value dollar amount by the per share fair value, calculated using the Black Scholes Option pricing model, and generally rounded up to the nearest 1,000 shares to determine the number of options to award. Although we used what we considered to be a reasoned approach in determining the number of options to award our non-employee directors using a formula that was based on a widely accepted option-pricing model, the ultimate value of the options issued only would become clear when they were exercised. The stock options may not realize any value, or they may be worth much more than the fair value initially estimated. As a result, we do not consider realizable gains from prior stock option grants or existing levels of share ownership when setting new grant amounts.

As reflected in the table below, for 2009, based on Compensia’s analysis and the recommendations of the Compensation Committee, the Board of Directors reduced the total equity compensation amount awarded to non-employee directors from $102,080 to $62,480 to reflect expected changes in the practices of the designated peer group of publicly-traded companies as a result of the general decline in equity values (the total equity compensation values listed are approximate and represent a range that can fluctuate each year due to rounding). In addition, it was determined a grant of RSUs would better align the interests of directors and shareholders. Consistent with the equity granting policy date, on February 27, 2009, each non-employee director received a RSU grant under the 2007 Plan. Each of Messrs. Dawson, Hood, McGrath, Stradford and Zech received 4,000 RSUs to purchase 4,000 shares of the Company’s Common Stock with a vesting date of March 31, 2010, which represented an equivalent total equity compensation of $62,480 based on the NASDAQ Stock Market close price of $15.62 on February 27, 2009.

The table below summarizes the compensation paid by the Company to its directors for the fiscal year ended December 31, 2008 and estimates the compensation expected to be paid by the Company to its directors for the fiscal year ended December 31, 2009.

2008 and 2009 DIRECTOR COMPENSATION TABLE

Name	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Robert P. McGrath	2009	$60,000	$62,480	—	—	—	$26,129	$148,609
	2008	$60,000	—	$204,160	—	—	$22,732	$286,892

Dennis C. Kakures	—	—	—	—	—	—	—	(4)

William J. Dawson	2009	$51,000	$62,480	—	—	—	—	$113,480
	2008	$51,000	—	$102,080	—	—	—	$153,080

Robert C. Hood	2009	$58,000	$62,480	—	—	—	—	$120,480
	2008	$58,000	—	$102,080	—	—	—	$160,080

Joan M. McGrath(5)	2008	$17,000	—	—	—	—	$6,348	$23,348

Dennis P. Stradford	2009	$40,000	$62,480	—	—	—	—	$102,480
	2008	$40,000	—	$102,080	—	—	—	$142,080

Ronald H. Zech	2009	$47,000	$62,480	—	—	—	—	$109,480
	2008	$47,000	—	$102,080	—	—	—	$149,080

(1)	On February 27, 2009 each non-employee director received 4,000 RSUs with a vesting date of March 31, 2010; all such amounts listed represent the RSU full value of each grant based on the NASDAQ Stock Market close price of $15.62 on February 27, 2009.
(2)	On February 25, 2008, each non-employee director received non-qualified stock options; all such amounts listed represent the Black Scholes value of each grant. Such stock option grants were approved by the Board of Directors after the NASDAQ Stock Market closed on February 25, 2008. The exercise price was based on the NASDAQ Stock Market close price of $20.71. Such option grants are all seven year options that vest 100% at the end of one year.
(3)	In 2004, in recognition for founding the Company, the Board of Directors resolved to provide paid health insurance to Mr. and Ms. McGrath for the remainder of their lives. The 2008 annual cost was $5,164 each for Mr. and Ms. McGrath. In addition, the Company has annually paid for season tickets to the San Francisco Ballet (2008 cost was $18,112) which Mr. and Ms. McGrath often attend with various Company directors, employees and associates. In 2008, the Company also paid for miscellaneous meal and fuel expenses totaling $2,853 for Mr. McGrath and $1,184 for Ms. McGrath.
(4)	Mr. Kakures’ compensation is described in the Executive Compensation section of this proxy statement.
(5)	Ms. McGrath retired from the Board of Directors in June 2008.

Director Stock Ownership

The Board of Directors believes that, in order to align the interests of directors and shareholders, directors should have a significant financial stake in the Company. Each director has a target ownership level of 5,000 shares of Common Stock to be achieved by each director within five years of joining the Board of Directors or as soon thereafter as practicable. In evaluating whether the Common Stock value ownership guideline has been met, all Common Stock owned and 50% of the value (market price less strike price) of all vested unexercised stock options will be considered. As of March 31, 2009 all directors were in compliance with the stock ownership requirements.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and Analysis

Overview

The Company achieved 92.7% of its pre-tax income goals in 2008. This section has been expanded to provide more detail for the 2008 compensation profitability components and personal annual priorities of the named executive officers. Due to the impact of the economic and financial downturn, the Company implemented a number of 2009 austerity measures affecting all employees, including executive officers. These measures include salary freezes, furloughs, reductions in vacation accruals and contributions to retirement benefits, and a 25% reduction in 2009 target cash bonuses and grant date value of the 2009 equity grants.

Compensation Philosophy and Objectives

The Company’s executive compensation program is designed to align our executive officers’ interests with those of our shareholders. Its purpose is to attract and retain exceptional talent, reward past performance, and establish and reward measurable objectives for future performance. We believe the most effective compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals of the Company. Our primary objective is to align our executive officers’ interests with the interests of our shareholders by rewarding achievements of established goals that contribute to increased long-term shareholder value. In structuring our executive compensation program, we set the compensation of our executive officers to be competitive relative to the compensation paid to similarly situated executives of our peer group companies. In addition, part of our executive officers’ compensation is directly tied to identifiable objective goals by which performance can be measured.

Executive Compensation Program Design

The Compensation Committee (for purposes of this analysis, the “Committee”) of the Board of Directors has the responsibility for establishing, implementing and continually monitoring the compensation of its executive officers. The Committee designed the executive compensation program to ensure that the total compensation paid to our executive officers is fair, reasonable, competitive, and is aligned with the goals and objectives of the Company. For the fiscal year ended December 31, 2008, the principal components of compensation for executive officers were:

1. Annual base salary;

2. Non-equity annual performance-based incentive compensation (“Annual Bonuses”); and

3. Long-term equity incentive compensation.

The Committee determined these three elements, with a significant percentage of total compensation allocated to “at-risk” performance-based incentives, best aligns the interests of our executive officers with our shareholders. The Annual Bonus rewards achievement of annual incentive goals and the long-term equity incentive compensation rewards achievement of long term growth in shareholder value and sustained financial health of the Company. There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, the Committee reviews relevant market compensation data from its compensation consultant and other sources, and uses its judgment to determine the appropriate level and mix of incentive compensation on an annual basis.

Compensation Consultant and Peer Group Selection

To ensure that our executive compensation is competitive, the Committee engaged Compensia to provide updated information to assist in determining the 2008 total compensation program for its executive officers. Compensia provided an analysis with relevant market data and alternatives to consider when making compensation decisions for our executive officers. The analysis compared each element of total compensation against a peer group of publicly-traded companies (collectively, the “Compensation Peer Group”). We believe that the Compensation Peer Group consists of companies against which we compete in recruiting qualified managers and directors, and for shareholder investment. These companies consist of a combination of primarily technology companies of comparable size based in the San Francisco Bay Area, business services companies, and national rental, leasing and equipment finance companies.

The companies comprising the 2007—2008 Compensation Peer Group were:

Aaron Rents Inc.	Aircastle LTD	Ask Jeeves, Inc.

Charles River Associates, Inc.	CNET Networks, Inc.	Cronos Group

Digital Insight Corp.	Dionex Corp.	Dynamics Research Corp.

Electro Rent Corp	ePlus, Inc.	Exponent, Inc.

Financial Federal Corp	First Advantage Corp.	GATX Corp

ICT Group, Inc.	Internet Security Systems, Inc.	Interpool, Inc.

iPass, Inc.	LECG Corp.	Marlin Business Services Corp

Micrel, Inc.	Microfinancial, Inc.	Mobile Mini Inc.

Modtech Holdings Inc.	PMC Sierra, Inc.	Rewards Network, Inc.

Sapient Corp.	TAL International Group, Inc.	WebEx Communications, Inc.

Williams Scotsman International, Inc.	Willis Lease Finance Corp

In December 2008, Compensia revised the Compensation Peer Group for its review of 2009 total compensation for the non-employee directors and executive officers. The changes from the 2007-2008 Compensation Peer Group were to remove companies that no longer appeared comparable based on our peer group selection criteria. For the most part, the companies deleted from the 2007-2008 Compensation Peer Group were replaced with companies that better met our peer group selection criteria. Overall, the number of peer companies decreased from 32 to 27 from the 2007-2008 Compensation Peer Group to the 2009 Compensation Peer Group. However, the Compensation Committee believed that there were still a sufficient number of companies to determine competitive market practices. The companies comprising the 2009 Compensation Peer Group are:

Aaron Rents Inc.	Aircastle LTD	Affymetrix

Ariba	Blue Coat Systems	Dionex Corp.

Electro Rent Corp	ePlus, Inc.	Financial Federal Corp

Finisar	FormFactor	GATX Corp

Infinera	Informatica	IXYS

Marlin Business Services	Micrel, Inc.	Mobile Mini Inc.

Modtech Holdings Inc.	Solera Holdings	Synaptics

TAL International Group, Inc.	Tibco Software	VeriFone Holdings

Willis Lease Finance Corp	Wind River Systems	Zoran

Since the Company is headquartered in the San Francisco Bay Area, the Bay Area companies were averaged with the business services companies and the national industry comparables to better approximate the competitive recruiting and retention environment influencing compensation levels for each executive officer. The Committee generally targets the total compensation for executive officers at or slightly above the median (the 50th percentile) of compensation paid to similarly situated executives of the companies in the Compensation Peer

Group. If an executive officer was located in an area outside of the San Francisco Bay Area, a geographic adjustment was made. Actual compensation for our executive officers may vary from the target amounts based on the experience level of the individual, market factors, and other considerations the Committee may deem appropriate.

Process of Setting and Approving Executive Compensation; Role of Chief Executive Officer

The Committee approves annual compensation levels and equity awards to all executive officers. The process is described below:

a.    Annually, the Committee reviews an independent compensation consultant’s analysis to evaluate for each executive officer (1) a target total compensation amount, (2) the appropriate allocation of base salary, Annual Bonuses and long-term equity incentive compensation, and (3) if there should be any change to the forms of compensation to better align our executive officers’ interests with those of our shareholders.

b.    For the Chief Executive Officer, the allocation of base salary, Annual Bonuses and long term equity incentive compensation and the applicable performance target levels are determined by the Committee, in consultation with the Chairman of the Board of Directors and separately with all of the independent directors. The Chief Executive Officer has no role in setting his compensation.

c.    For the other executive officers, the Chief Executive Officer will determine the allocation between base salaries, non-equity performance based compensation and long term equity incentive compensation and determine the performance target levels for the other executive officers. The resulting recommendations are presented to the Committee for the Committee’s consideration and, if appropriate, approval.

d.    Shortly after the end of the year, the Chief Executive Officer reviews the performance of each executive officer, other than himself. The conclusions reached and recommendations based on these reviews are presented by the Chief Executive Officer to the Committee for consideration. The Committee can exercise its discretion in modifying any recommended adjustments or awards. The Committee then approves, as presented or modified, all earned compensation for these executive officers. The Chief Executive Officer’s performance is reviewed by the Committee. The Committee then determines, based on the market data and the Chief Executive Officer’s performance and after consultation with the Chairman of the Board of Directors, and then separately with all independent directors, the compensation of the Chief Executive Officer.

2008 Executive Compensation Elements

Annual Base Salary

The Company provides its executive officers and other employees with a base salary to compensate them for services rendered in the fiscal year. Base salary ranges for executive officers are determined for each executive based on his or her position and responsibility by using market data.

During its review of base salaries for executives, the Committee primarily considers:

1.	Market data provided by our outside consultants;

2.	Internal review of each executive’s compensation, both individually and relative to other executive officers; and,

3.	Individual performance of each executive.

Salary levels are typically considered as part of the Company’s performance review process on an annual basis as well as upon promotion or other change in job responsibility. Merit increases to salaries of each executive officer are based on the Chief Executive Officer and Committee’s assessment of the individual’s performance in his or her annual performance review.

Non-Equity Performance-Based Incentive Compensation

In fiscal year 2008, each executive officer had non-equity performance-based incentive awards as described below:

Non-Equity Performance-Based Incentive Plan Components:

The Non-Equity Performance-Based Incentive Plan (the “Bonus Plan”) is comprised of two components. The first component compensates the executive for his or her efforts leading to the Company’s success at meeting its annual profitability goals. The second component measures the executive officer’s success at accomplishing his or her personal annual priorities. These two components are used to assure an emphasis on annual profitability and to define each executive officer’s specific role with measurable goals to achieve annual and long term increases in shareholder value.

Component 1—Profitability:

Most executive officers receive a cash bonus based upon the Company’s success at meeting certain annual profitability goals. The profitability goal of the Company for most of its executive officers has two components—80% is based on the Company’s pre-tax income (“PTI”) and 20% is based on rental return on rental equipment (“RRRE”). The profitability goal for any Vice President & Division Manager is based 60% on their respective divisional gross margin less direct SG&A profitability (“DGM”), 20% on divisional RRRE and 20% on the Company’s PTI.

PTI is calculated from results reported on the Company’s income statement. DGM profitability is calculated at a division (or business segment) level. The calculation adds gross margin from rental operations, sales and other revenues and then subtracts direct selling, general and administrative (“SG&A”) costs that are incurred by the division (or business segment), but excludes corporate overhead costs incurred that are allocated to the division (or business segment). RRRE is calculated by taking gross profit on rents and subtracting direct SG&A, then dividing the result by the monthly average original acquisition cost of equipment, (including held-for-resale equipment and accessories).

The Company believes these are the most appropriate metrics to support the long-term financial health of the Company. We use a collaborative process between our Chief Executive Officer, Chief Financial Officer and various other executive officers to determine the annual profitability goal for each of the executive officers of the Company recommended to the Committee. The Committee then reviews each executive officer’s compensation history and performance before determining final grant levels for such profitability goals.

The annual profitability goal will be established based upon a “realistic stretch” philosophy. The Company’s management will determine the potential annual financial performance of the Company based upon its outlook for the opportunity levels in the markets in which it operates, strategic and tactical initiatives, other key factors and special circumstances applying a “realistic stretch” view to what potentially can be accomplished. It is expected that although it will take a significant amount of effort on the part of each individual, 100% of the target annual profitability level will be achieved for the year. It is assumed any amount in excess of the target annual profitability goal will be difficult to achieve unless extraordinary efforts are made.

Each executive officer has a designated percentage of W-2 base salary for the calendar year that can be earned for achieving 100% of their respective annual profitability goal. For levels achieved between 80% and 99% of the profitability goal, a rapidly reducing scale will be utilized to determine bonus percentage amounts of W-2 base salary as shown in the table below:

% of “Profitability Goal” Achieved	% of Total “Profitability Goal” Bonus Monies Available
100%	100%
98%	90%
96%	80%
94%	70%
92%	60%
90%	55%
89%	50%
88%	45%
87%	40%
86%	35%
85%	30%
84%	25%
83%	20%
82%	15%
81%	10%
80%	5%

No amount is paid for levels below 80% of the profitability goal. For each 1% increase achieved above 100% of the profitability goals for PTI and DGM, an additional 2% of W-2 base salary will be awarded. For each 1% achieved above 100% of the profitability goal for RRRE, up to a maximum increase of 15% above the 100% target level, an additional 2% of W-2 base salary will be awarded, times the profitability goal percentage bonus amount. The maximum overage percentage of W-2 base salary that can be earned cumulatively, for all profitability goals is the individual executive officer’s maximum profitability percentage at 100% of goal, as listed below under “Bonus Plan Percentages.”

Component 2—Personal Annual Priorities:

The second component for the Bonus Plan measures each executive officer’s success at accomplishing his or her personal annual priorities. These personal annual priorities are measured periodically throughout the year and paid annually, using a collaborative process between the Chief Executive Officer or Senior Vice President and each executive officer. Final determination of the personal annual priorities for each executive officer will rest with the Chief Executive Officer (other than the Chief Executive Officer priorities which are determined by the Committee, after consultation with the Chairman of the Board of Directors, and then separately with all independent directors). The personal annual priorities for each executive officer generally are comprised of a maximum of four items deemed to be the most critical priorities that require action to be taken for the current evaluation period. Each priority will be weighted according to (1) the critical nature of the priority relative to other priorities, and (2) the amount of time and effort involved in accomplishing the priority relative to other priorities.

Listed below under the “Bonus Plan Percentages” section is a schedule identifying each named executive officer and the percentage amounts of W-2 base salary for the calendar year 2008 that can be earned under this component for achieving a 100% rating for all priorities. In the event of truly outstanding achievement under an individual personal annual priority, an executive officer may receive up to a maximum score of 125%. Although infrequent, it is possible for an executive officer to achieve 125% in each of his or her personal annual priorities. Each personal annual priority goal represents a challenge and complete success is not always solely in the control of the executive officer. There are factors that may affect the outcome, including changes in market conditions and unanticipated variables. In fact, no executive officer has achieved 100% on all of his or her personal annual priority goals in any of the past three years. Typically, each personal annual priority is measured and the overall weighted average of achievement for all personal annual priorities is multiplied by the total percentage available to each executive officer. Annually, the Committee uses its discretion to allocate specific percentages of profitability and personal annual priorities for each executive officer.

Bonus Plan Percentages:

Percentages of calendar year 2008 W-2 base salary amounts for both the profitability goal and the personal annual priorities components per named executive officer position are listed below:

Name	Profitability (at 100% of Goal)	Personal Annual Priorities (at 100% of Achievement)
Dennis C. Kakures	40%	30%

Keith E. Pratt	35%	25%

Joseph F. Hanna	35%	30%

Randle F. Rose	10%	40%

Richard G. Brown	25%	25%

2008 Goals and Results:

The Company’s 2008 annual PTI profitability goal was $73,022,000. The actual 2008 annual PTI achieved was $67,702,000 or 92.7% of the goal. Based on the profitability table above, each executive officer received 60% of their designated PTI bonus amount.

Mr. Kakures achieved 75% of his 2008 Personal Annual Priorities goals consisting of strategic growth initiatives, succession planning, information system upgrades and corporate overhead review. Mr. Pratt achieved 96% of his 2008 Personal Annual Priorities goals consisting of strategic growth initiatives, corporate and divisional finance support, capital structure including renewing long-term debt facility, enhanced investor relations and information system upgrades. Mr. Hanna achieved 83% of his 2008 Personal Annual Priorities goals consisting of leadership development, success of new initiatives, rental asset deployment, and integration of subsidiaries. Mr. Rose achieved 88% of his 2008 Personal Annual Priorities goals consisting of information system upgrades, leadership development, corporate overhead review, and upgrades to retirement plan diversification. Mr. Brown achieved 98% of his 2008 Personal Annual Priorities goals consisting of leadership development, success of new modular initiatives, rental asset deployment, and support of information system upgrades.

2009 Changes to Components for Non-Equity Performance-Based Incentive Plan

For fiscal year 2009, as part of management’s expense reduction efforts due to the current and forecasted economic conditions, a 25% reduction of 2009 bonus target percentages has been implemented. The 2009 Bonus Plan percentages are as follows:

Name	Profitability (at 100% of Goal)	Personal Annual Priorities (at 100% of Achievement)
Dennis C. Kakures	30.00%	22.50%

Keith E. Pratt	26.25%	18.75%

Joseph F. Hanna	26.25%	22.50%

Randle F. Rose	7.50%	30.00%

Richard G. Brown	18.75%	18.75%

In the event of a named executive officer’s termination with the Company, voluntarily or involuntarily, with or without cause, which occurs prior to the end of the fiscal year, his or her cash bonus shall be prorated accordingly and distributed to such named executive officer upon termination.

Long-Term Incentive Compensation

We believe that the use of stock options is the best “performance-based” equity vehicle because of our focus on long-term sustained growth in earnings per share, accomplished through net income growth, efficient use of capital and optimizing strategic growth opportunities. Our intent is that our executive officers be rewarded when our shareholders realize long-term growth in the price appreciation of our stock. Unless our financial performance over a long-term period drives an increase in our stock price, the options granted provide little or no value to our executive officers.

Our practice has been to grant annual stock options to executive officers with a five-year vesting period (20% per year). When granting stock options, we first establish a dollar value of the total equity compensation to be awarded for each executive officer position based on Compensia’s analysis. On the date of the grant, we divide that total stock option fair value dollar amount by the per share fair value, calculated using the Black Scholes Option pricing model, and generally round up to the nearest 1,000 shares to determine the number of options to award. Although we use what we consider to be a reasoned approach in determining the number of options to award our executive officers using a formula that is based on a widely accepted option-pricing model, the ultimate value of the options issued only becomes clear when they are exercised. The stock options may not realize any value, or they may be worth much more than the fair value initially estimated. As a result, we do not consider realizable gains from prior stock option grants or existing levels of share ownership when setting new grant amounts.

We have historically granted stock options with the belief that stock options better align our executive officers’ interests with shareholders’ long term interests. The 2007 Plan allows for a variety of equity grants and the Committee may determine other methods that more closely align our executive officers’ interests with our shareholders’ interests.

Equity Granting Policy

On February 2, 2007, the Board of Directors adopted an equity granting methodology for all designated directors, executive officers and key employees whereby there will be one annual equity grant date. This date will be the date when the blackout window opens after the year-end earnings are released. All designated directors, executive officers and employees will receive an equity grant on the annual equity grant date with an exercise price (for stock options), or grant price (for RSUs), equal to the NASDAQ Stock Market close price on that day. The Board of Directors will convene a meeting on this date after the NASDAQ Stock Market closes to determine the number of shares to be granted. If the Board of Directors grants to the Chief Executive Officer an additional “bucket” of options or shares to be granted at his discretion to new hires and promotion candidates, the grant date and exercise or grant price will be based on the last trading day of each month of the employment event. This “bucket” will not be available to executive officers, as all grants to executive officers must be made by the Committee.

Executive Officer Stock Ownership Guidelines

The Board of Directors believes that, in order to better align the interests of management and shareholders, executive officers should have a significant financial (equity) stake in the Company. Each executive officer has a target level of Company Common Stock value to achieve within seven (7) years of the later of his or her date of hire or January 1, 2007. The target level of Common Stock value to be achieved will be a multiple of each executive officer’s base salary. The multiples of executive officer base salary will be four (4) times for the Chief Executive Officer and two (2) times for all other executive officer positions. In evaluating whether the Common

Stock value ownership guideline has been met, all common shares owned, Employee Stock Ownership Plan (“ESOP”) shares and 50% of the value (market price less strike price) of all vested unexercised stock options will be considered. The Board of Directors will evaluate whether exceptions should be made for any executive officer on whom this requirement would impose a financial hardship.

Risk-Hedging Policies

Pursuant to the Company’s Insider Trading Policy, executives of the Company are prohibited from engaging in certain transactions with respect to the Company’s Common Stock, such as puts, calls and other exchange-traded derivatives without prior consent of the Company’s compliance officer. These transactions reduce or cancel the risk of an investment in the Common Stock, particularly in the short-term. Therefore, they may create the appearance that the executives are trading on inside information. Additionally, certain forms of hedging or monetization transactions allow a shareholder to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the holder to continue to own the covered securities, but without full risks and rewards of ownership. Therefore, executives are also prohibited from hedging transactions without prior consent of the Company’s compliance officer. No executive has been approved for any transaction described in this paragraph.

Perquisites and Other Personal Benefits

Executive officers are entitled to and eligible only for the same fringe benefits for which all of our employees are eligible. We do not have programs in place to provide personal perquisites for any employee. Our healthcare and other insurance programs, including the program’s participation costs, are the same for all eligible employees, except that any executive officer employed with the Company for at least 20 years may remain on the Company’s health insurance policy provided such executive officer pays 100% of the premiums after retiring from the Company. Our annual discretionary contribution to the Company’s ESOP, expressed as a percentage of eligible wages are also the same for all eligible employees, including each named executive officer, subject to all applicable Internal Revenue Service contribution limits and formulas for plans of these types.

Tax and Accounting Implications

Deductibility of Executive Compensation

Section 162(m) of the Code limits the corporate deduction for compensation paid to executive officers to $1 million unless such compensation qualifies as “performance-based compensation.” Among other things, Section 162(m) requires approval of the performance-based compensation by our shareholders. The Compensation Committee intends to maximize our ability to deduct executive compensation for tax purposes to the extent structuring our executive compensation for tax purposes is in alignment with our compensation philosophy. With respect to the compensation paid to our named executive officers in 2008, the cash compensation was below the $1 million limit for all of our named executive officers and the equity grants have been structured to qualify as performance-based compensation under Section 162(m) of the Code.

Accounting for Stock-Based Compensation

We accrue our named executive officers’ salaries and incentive awards as an expense when earned. For our stock options, Statement of Financial Accounting Standards (“SFAS”) No. 123R, Share-Based Payment, requires us to recognize compensation expense within our income statement for all share-based payment arrangements, which includes employee stock option plans. The expense is based on the grant-date fair value of the options granted, and is recognized ratably over the requisite service period. We adopted SFAS No. 123R under the modified prospective method. Under the modified prospective method, SFAS No. 123R applies to new awards and to awards modified, repurchased, or cancelled after January 1, 2006, as well as to the unvested portion of awards outstanding as of January 1, 2006. Our stock options are accounted for as equity awards. The Compensation Committee considers the expense of equity awards as part of its overall evaluation of our equity compensation program.

Compensation Committee Report

The Compensation Committee of the Company has reviewed the Compensation Discussion and Analysis Required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee:

William J. Dawson

Robert C. Hood

Dennis P. Stradford

Summary Compensation Table

The following table provides summary information concerning the compensation earned by our Chief Executive Officer, our Chief Financial Officer and each of our three most highly compensated executive officers whose total salary, bonus and other compensation exceeded $100,000 during the fiscal years ended December 31, 2008, December 31, 2007 and December 31, 2006. The executive officers listed below are referred to as the “named executive officers.”

Summary Compensation Table

(a)	(b)	(c)		(d)		(e)	(f)		(g)		(h)	(i)		(j)
Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)	Option Awards ($)(1)(2)		Non-Equity Incentive Plan Compensation ($)(3)		Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)		Total ($)
Dennis C. Kakures President and Chief Executive Officer	2008 2007 2006	$ $ $	450,000 450,000 400,000	— — —		— — —	$ $ $	690,168 530,778 408,265	$ $ $	212,850 226,310 268,529	— — —	$ $ $	10,398 10,860 10,878	$ $ $	1,363,416 1,217,948 1,087,672

Keith E. Pratt Senior Vice President and Chief Financial Officer	2008 2007 2006	$ $ $	310,000 300,000 275,872	— — —		— — —	$ $ $	295,883 211,973 135,651	$ $ $	141,673 153,536 164,904	— — —	$ $	10,398 7,240 —	$ $ $	757,954 672,749 576,427

Joseph F. Hanna Senior Vice President and Chief Operating Officer	2008 2007 2006	$ $ $	300,000 270,000 242,000	— — —		— — —	$ $ $	273,630 198,688 145,263	$ $ $	139,636 121,794 138,625	— — —	$ $ $	10,398 10,860 10,878	$ $ $	723,664 601,342 536,766

Randle F. Rose Senior Vice President, Chief Administrative Officer and Secretary	2008 2007 2006	$ $ $	220,000 210,000 190,000	— — —		— — —	$ $ $	137,629 108,574 78,046	$ $ $	90,554 81,912 92,666	— — —	$ $ $	10,398 10,860 10,878	$ $ $	458,581 411,346 371,590

Richard Brown Vice President and Division Manager, Mobile Modular	2008 2007 2006	$ $ $	195,000 195,000 188,000	$ — — 15,000	(5)	— — —	$ $ $	142,290 110,683 80,155	$ $ $	75,319 94,373 96,455	— — —	$ $ $	10,398 10,860 10,878	$ $ $	423,007 410,916 390,488

(1)	The amounts in column (f) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2007 and December 31, 2008, in accordance with FAS 123(R) (disregarding estimates of forfeitures related to service-based vesting conditions) of awards pursuant to the 2007 Plan and the 1998 Stock Option Plan and includes amounts from awards granted in 2007 and 2008. Assumptions used in the calculation of this amount are included in footnote 2 to the Company’s audited financial statements for the fiscal year ended December 31, 2008 included in the 2008 Annual Report.
(2)	The amounts in column (f) for 2006 and 2007 reflect a reduction of option expense to correct errors in the 2007 and 2008 Proxy Statement tables.
(3)	The amounts in column (g) reflect amounts paid to the named executive officers pursuant to the Bonus Plan which is discussed in further detail on page 19 under the heading “Non-Equity Performance-Based Incentive Plan Components”.
(4)	The amounts in column (i) reflect the 2008 cash contribution allocated to each named executive officer pursuant to the provisions of the ESOP and 401(k) Plan which are discussed in further detail on pages 27 and 30 under the headings “Employee Stock Ownership Plan” and “401(k) Plan.”
(5)	Mr. Brown received an additional cash bonus in addition to his other 2006 compensation in recognition for his outstanding performance as the Modular Division leader. This amount was recommended by the Chief Executive Officer and approved by the Compensation Committee.

2008 GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)		Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Dennis C. Kakures	11/28/07 02/25/08	$9,000 —	$315,000 —	$528,750 —	— —	— —	— —	— —	— 194,000	$	— 20.71	$	— 900,160

Keith E. Pratt	11/28/07 02/25/08	$5,425 —	$186,000 —	$313,875 —	— —	— —	— —	— —	— 90,000	$	— 20.71	$	— 417,600

Joseph F. Hanna	11/28/07 02/25/08	$5,250 —	$195,000 —	$322,500 —	— —	— —	— —	— —	— 90,000	$	— 20.71	$	— 417,600

Randle F. Rose	11/28/07 02/25/08	$1,100 —	$110,000 —	$154,000 —	— —	— —	— —	— —	— 36,000	$	— 20.71	$	— 167,040

Richard G. Brown	11/28/07 02/25/08	$2,438 —	$97,500 —	$158,438 —	— —	— —	— —	— —	— 39,000	$	— 20.71	$	— 180,960

(1)	The amounts listed in these columns reflect the threshold, target, and maximum amounts payable to the named executive officers pursuant to the Bonus Plan which is discussed in further detail on page 19 under the heading “Non-Equity Performance-Based Incentive Plan Components”. The threshold assumptions assume achieving 80% of the profitability target and no achievement of the personal annual priorities.
(2)	On February 25, 2008, each named executive officer received a stock option grant; the exercise price was based on the NASDAQ Stock Market close price of $20.71. Such option grants are seven year options that vest 20% at the end of year one, and 5% per quarter thereafter.

2008 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	Option Awards(1)						Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Exercisable	Unexercisable
Dennis C. Kakures	28,300 20,000 30,000 82,500 49,500 40,250 0	0 0 5,000 27,500 40,500 74,750 194,000		$ $ $ $ $ $ $	11.26 11.74 15.01 22.18 29.56 31.14 20.71	11/21/2012 03/20/2013 03/10/2014 01/14/2015 01/20/2016 02/26/2014 02/25/2015
Keith E. Pratt	44,000 17,500 0	36,000 32,500 90,000		$ $ $	29.56 31.14 20.71	01/20/2016 02/26/2014 02/25/2015
Joseph F. Hanna	20,125 18,000 32,000 30,000 19,250 12,250 0	18,875 0 2,000 10,000 15,750 22,750 90,000		$ $ $ $ $ $ $	11.80 11.74 15.29 22.18 29.56 31.14 20.71	01/15/2013 03/20/2013 03/08/2014 01/14/2015 01/20/2016 02/26/2014 02/25/2015
Randle F. Rose	6,000 9,000 10,000 11,000 7,000 0	0 1,000 6,250 9,000 13,000 36,000		$ $ $ $ $ $	11.74 15.29 22.18 29.56 31.14 20.71	03/20/2013 03/08/2014 01/14/2015 01/20/2016 02/26/2014 02/25/2015
Richard G. Brown	3,000 7,300 18,750 11,000 7,000 0	0 1,200 6,250 9,000 13,000 39,000		$ $ $ $ $ $	11.74 15.29 22.18 29.56 31.14 20.71	03/20/2013 03/08/2014 01/14/2015 01/20/2016 02/26/2014 02/25/2015

(1)	All option grants are 10 year options, except for the option grants with expiration dates of February 26, 2014 and February 25, 2015, which are seven year options; all options vest 20% at the end of year one, and 5% per quarter thereafter.

2008 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Dennis C. Kakures	—	—	—	—

Keith E. Pratt	—	—	—	—

Joseph F. Hanna	—	—	—	—

Randle F. Rose	—	—	—	—

Richard G. Brown	—	—	—	—

Securities Authorized for Issuance under Equity Compensation Plans

Our shareholders have approved the 2007 Plan and the 1998 Stock Option Plan. The following table provides information regarding our equity compensation plans as of December 31, 2008:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,985,942	$23.35	2,985,942
Equity compensation plans not approved by security holders	—	—	—
Total	2,985,942	$23.35	2,985,942

Employee Stock Ownership Plan

The ESOP is intended to qualify as an employee stock ownership plan as defined in Section 4975(e)(7) of the Code, and as a stock bonus plan under Section 401(a) of the Code. The Company created a trust under the ESOP to hold plan assets, with Union Bank of California, N.A. acting as trustee. The Company may amend or terminate the ESOP at any time. In September 2003, the Company amended the ESOP to name North Star Trust Company as Trustee in place of Delight Saxton and Thomas J. Sauer. The ESOP was amended and restated on January 1, 2008 to amend certain definitions and to provide the Company with the option to establish a policy under which employees may elect voluntarily to not participate in the ESOP, among other amendments. All assets acquired by the trust are administered by a plan committee composed of long-term Company employees Deborah Barbe, Kay Dashner, Brian Jensen, Tony Moton and Garni Thomas for the exclusive benefit of employees who are participants in the ESOP and their designated beneficiaries.

Employees who are 21 years or older are entitled to participate in the ESOP when they have completed one year of service to the Company by June 30 of any year. As of December 31, 2008, 478 employees of the Company were participants in the ESOP. Allocations to each eligible participant’s trust account are made each year from Company contributions, trust income or loss and re-allocations of forfeited ESOP benefits if the participant remains employed throughout the year and has worked a minimum number of hours or his or her employment has terminated due to death, disability or Normal Retirement (as that term is defined in the ESOP) during that year. Allocations are made based upon each participant’s compensation from the Company and time employed by the Company. As provided by the ESOP, a participant’s interest in the ESOP becomes 20% vested after two years of service and will continue to vest at 20% per year thereafter until it is fully vested after the sixth year or upon death, disability or Normal Retirement. The vesting schedule will be accelerated and the Company’s contributions and ESOP allocations will be modified if the ESOP becomes a “top heavy plan” under federal tax laws.

ESOP benefits fully vest upon a participant’s death, disability or Normal Retirement. In the case of a participant’s termination with the Company, voluntary or involuntary, for cause or not for cause, such participant shall receive any and all ESOP benefits which have vested as of the date of termination.

In general, Company contributions are immediately tax deductible by the Company, but participants do not recognize income for tax purposes until distributions are made to them. The Company’s Board of Directors determines the amount of Company contributions to the ESOP to be made each year in cash, Company Common Stock, by forgiveness of indebtedness owed by the Trust to the Company or any Affiliated Company (as that term is defined in the ESOP) or by the Company’s or an Affiliated Company’s payment of indebtedness owed by the Trust to any third party, with consideration for federal tax laws. The Company made a $700,000 cash contribution to the ESOP for the 2008 plan year, and the Company made cash contributions totaling $4,975,000 for the four years prior to that. Employees may not make contributions to the ESOP. Contributions in cash are used to purchase Company Common Stock. However, other investments may be made and loans may be incurred by the ESOP for the purchase of Company Common Stock.

The Plan Committee has determined that cash dividends paid by the Company on shares of the Company’s Common Stock held by the ESOP shall be paid out to the participants. The plan committee has the right to revoke this decision at any time.

2007 Stock Incentive Plan

The purpose of the 2007 Plan is to retain key employees, consultants and directors of the Company having experience and ability, to attract new employees, consultants and directors whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and its subsidiaries. All of our employees, consultants and directors are eligible to participate in the 2007 Plan. The Board of Directors believes that grants of options and other forms of equity participation is an increasingly important means to retain and compensate employees, consultants and directors. The 2007 Plan provides for the grant of stock options, restricted stock, RSUs, and stock appreciation rights (collectively referred to as “awards”). Stock options granted under the 2007 Plan may be either incentive stock options under the provisions of Section 422 of the Code, or nonqualified stock options. Incentive stock options may be granted only to employees. Awards other than incentive stock options may be granted to employees, directors and consultants of the Company and its related entities. To the extent that the aggregate fair market value of shares of the Company’s Common Stock subject to options designated as incentive stock options which become exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess options shall be treated as nonqualified stock options. Under the 2007 Plan, awards may be granted to such employees, directors or consultants who are residing in non-U.S. jurisdictions as the administrator may determine from time to time. Each award granted under the 2007 Plan shall be designated in an award agreement.

As of March 31, 2009, options for an aggregate of 1,549,000 shares have been granted to 50 key employees at exercise prices ranging between $15.62 and $34.28 per share; and of such options granted, no options have been exercised for the purchase of shares, options for 21,000 shares have been terminated, and options for 1,528,000 shares remain outstanding. In addition to these options to key employees, options for an aggregate of 154,000 shares have been granted to non-employee directors of the Company at an exercise price of $20.71 per share; no options have been exercised, options to purchase 22,000 shares have been terminated, and options for 132,000 shares remain outstanding.

As of March 31, 2009, RSUs for an aggregate of 20,000 shares have been granted to 7 key employees; and of such RSUs granted, no RSUs have vested, and no RSUs have been terminated. In addition to these RSUs to key employees, RSUs for an aggregate of 20,000 shares have been granted to non-employee directors of the Company; and of such RSUs granted, no RSUs have vested and no RSUs have been terminated.

As of March 31, 2009, a total of 545,050 shares remain available in the 2007 Plan for future grants.

If there is a “corporate transaction” of the Company (as defined in the 2007 Plan, a “Corporate Transaction”), all outstanding awards will terminate if not assumed by the successor entity. In addition and except as otherwise provided in an individual award agreement, assumed or replaced awards will automatically become fully vested if a participant is terminated by the acquirer without cause within 12 months after a Corporate Transaction. In the event of a Corporate Transaction where the acquirer does not assume or replace awards, all of these awards become fully vested immediately prior to the consummation of the Corporate

Transaction. In the event of a “change in control” of the Company (as defined in the 2007 Plan, a “Change in Control”) and except as otherwise provided in an individual award agreement, outstanding awards will automatically become fully vested if a participant is terminated by the acquirer without cause within 12 months after such Change in Control.

In the event an option holder ceases to be employed by the Company (either voluntarily or involuntarily without cause), outside the context of a Change in Control, the exercise rights under his or her option will not accelerate and will not become fully vested and the option holder may exercise his or her option before the earlier of (1) 190 days after the date he or she ceases to be an employee of the Company or its subsidiaries and (2) the normal expiration date of the option. In the event an option holder is terminated by the Company with cause, the exercise rights under his or her option terminate on the date he or she ceases to be an employee of the Company or its subsidiaries, except as otherwise determined by the Company. In the event an option holder ceases to be employed by the Company by reason of disability or death, the exercise rights under his or her option do not accelerate and do not become fully vested and the option holder may exercise his or her option before the earlier of (1) 12 months after the date he or she ceases to be an employee of the Company or its subsidiaries (or in the case of death which occurs three months after termination of employment, 12 months after the date of death) and (2) the normal expiration date of the option.

With the exception of the information set forth above, none of the named executive officers exercised or held an option during 2008 under the 2007 Plan.

1998 Stock Option Plan

The 2007 Plan replaced the Company’s 1998 Stock Option Plan (as amended, the “1998 Plan”) and no further options will be granted under the 1998 Plan. As of March 31, 2009, options for an aggregate of 3,622,500 shares of Common Stock have been granted to 144 key employees at exercise prices ranging between $7.81 and $31.67 per share; and of such options granted, options have been exercised for the purchase of 1,471,958 shares, options for 540,550 shares have been terminated, and options for 1,589,992 shares remain outstanding. In addition to these options to key employees, options for an aggregate of 528,000 shares have been granted to non-employee directors of the Company at exercise prices ranging between $7.97 and $31.14 per share; and of such options granted, 134,000 shares have been exercised, options for 20,000 shares have been terminated, and options for 374,000 shares remain outstanding.

If there is an “acquisition” of the Company (as defined in the 1998 Plan, an “Acquisition”), the acquirer may assume the options or replace the options for new options under the acquirer’s plan. If the options are not assumed or replaced, options will automatically become fully vested and exercisable as of the date of the Acquisition. In the event of an Acquisition where the acquirer does not assume or replace the options, the options become fully vested immediately prior to the consummation of the Acquisition. In the event of a “change in control” (as defined in the 1998 Plan) of the Company, outstanding options will automatically become fully vested if the option holder’s employment is terminated other than by the option holder with or without cause within two years after such change in control.

Except as described below, in the event an option holder ceases to be employed by the Company for any reason (either voluntary or involuntary, for cause or not for cause), outside the context of a change in control, the exercise rights under his or her option will not accelerate and will not become fully vested and the option holder may exercise his or her option before the earlier of (1) three months after the date he or she ceases to be an employee of the Company or its subsidiaries and (2) the normal expiration date of the option. In the event an option holder ceases to be employed by the Company by reason of disability or death, the exercise rights under his or her option do not accelerate and do not become fully vested and the option holder may exercise his or her option before the earlier of (1) 12 months after the date he or she ceases to be an employee of the Company or its subsidiaries (or in the case of death which occurs three months after termination of employment, 12 months after the date of death) and (2) the normal expiration date of the option.

With the exception of the information set forth above, none of the named executive officers exercised or held an option during 2008 under the 1998 Plan.

401(k) Plan

In 1995, the Company established a contributory retirement plan, the McGrath RentCorp 401(k) Plan, as amended (the “401(k) Plan”), covering eligible employees of the Company with at least three months of service. The 401(k) Plan provides that each participant may annually contribute an elected percentage of his or her salary, not to exceed the statutory limit. The Company, at its discretion, may make matching contributions. The Company made no contributions in 2007 and made an employer profit sharing contribution of $700,000 in 2008.

Potential Payments upon Termination or Change-in-Control

Under the terms of our Bonus Plan, 1998 Plan, 2007 Plan, and ESOP, payments may be made to each of our named executive officers upon his or her termination of employment or a change in control (as defined in each plan) of the Company. See “Compensation Discussion and Analysis” for a description of, and an explanation of the specific circumstances that would trigger payments under, each plan.

The following table sets forth the estimated payments that would be made to each of our named executive officers upon voluntary termination, involuntary termination—not for cause, —for cause, or —as a qualifying termination in connection with a change in control (as defined in each plan), death or permanent disability. The payments would be made pursuant to the plans identified in the preceding paragraph. The information set forth in the table below assumes the termination event occurred on December 31, 2008.

The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company and may differ materially from the amounts set forth in the table below. The amounts set forth in the table below do not reflect the withholding of applicable state and federal taxes.

Name	Voluntary Termination	Involuntary Termination			Death or Permanent Disability
		Not For Cause	For Cause	Change in Control
Dennis C. Kakures
Non-Equity Incentive Plan (1)	$212,850	$212,850	$212,850	$212,850	$212,850
Unvested and Accelerated Awards Under Equity Incentive Plans (2)	668,830	668,830	668,830	826,680	668,830
Employee Stock Ownership Plan	2,138,992	2,138,992	2,138,992	2,138,992	2,138,992
Accumulated Vacation Pay (3)	64,904	64,904	64,904	64,904	64,904

Total	$3,085,576	$3,085,576	$3,085,576	$3,243,426	$3,085,576

Keith E. Pratt
Non-Equity Incentive Plan (1)	$141,673	$141,673	$141,673	$141,673	$141,673
Unvested and Accelerated Awards Under Equity Incentive Plans (2)	0	0	0	58,500	0
Employee Stock Ownership Plan	11,514	11,514	11,514	11,514	11,514
Accumulated Vacation Pay (3)	12,543	12,543	12,543	12,543	12,543

Total	$165,730	$165,730	$165,730	$224,230	$165,730

Joseph F. Hanna
Non-Equity Incentive Plan (1)	$139,636	$139,636	$139,636	$139,636	$139,636
Unvested and Accelerated Awards Under Equity Incentive Plans (2)	560,045	560,045	560,045	811,140	560,045
Employee Stock Ownership Plan	39,283	39,283	39,283	39,283	39,283
Accumulated Vacation Pay (3)	12,640	12,640	12,640	12,640	12,640

Total	$751,604	$751,604	$751,604	$1,002,699	$751,604

Randle F. Rose
Non-Equity Incentive Plan (1)	$90,554	$90,554	$90,554	$90,554	$90,554
Unvested and Accelerated Awards Under Equity Incentive Plans (2)	112,425	112,425	112,425	141,900	112,425
Employee Stock Ownership Plan	109,607	109,607	109,607	109,607	109,607
Accumulated Vacation Pay (3)	11,597	11,597	11,597	11,597	11,597

Total	$324,182	$324,182	$324,182	$353,657	$324,182

Richard G. Brown
Non-Equity Incentive Plan (1)	$75,319	$75,319	$75,319	$75,319	$75,319
Unvested and Accelerated Awards Under Equity Incentive Plans (2)	73,223	73,223	73,223	105,863	73,223
Employee Stock Ownership Plan	259,253	259,253	259,253	259,253	259,253
Accumulated Vacation Pay (3)	15,491	15,491	15,491	15,491	15,491

Total	$423,285	$423,285	$423,285	$455,925	$423,285

(1)	In the event of termination with the Company, voluntary or involuntary, with or without cause, that occurs prior to the end of the fiscal year, payments under the Bonus Plan are pro-rated accordingly.
(2)	Includes our 1998 Plan and 2007 Plan. Assumes termination event on December 31, 2008 with a closing NASDAQ Stock Market price of $21.36 per share.
(3)	Represents accrued standard paid vacation amounts as of December 31, 2008.

Treatment of Certain Compensation Elements Upon Termination

Executive Severance Policy. We do not have employment agreements or an executive severance policy.

Pension Benefits. All employees who participate in our ESOP are entitled to these amounts upon termination of their employment.

Health and Welfare Benefit and Executive Benefits and Perquisites Continuation. An executive officer is not entitled to any continuation of his or her health and welfare benefits, executive benefits or perquisites (other than pursuant to COBRA) following the termination of his or her employment, except that any executive officer employed with the Company for at least 20 years may remain on the Company’s health insurance policy provided he or she pays 100% of the premiums after he or she retires from the Company.

Long-Term Incentives. Except in the circumstances discussed below, an executive officer forfeits his or her stock options to the extent they are unvested and is not entitled to any continuation of vesting or acceleration of vesting with respect to his or her options. Such executive is entitled to exercise any vested options for a period of 90 days after termination and is entitled to continue to hold his or her shares of unrestricted stock after termination in the same manner as any other employee of the Company. In the event of a qualifying termination following a change in control, an executive officer is entitled to the acceleration of vesting with respect to all of his or her stock options, in the same manner as any other employee of the Company.

Relationships Among Directors or Executive Officers

There are no family relationships among any of the directors or executive officers of the Company.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Company during 2008 consisted of Messrs. Dawson, Hood and Stradford. No member of the Compensation Committee is a present or former executive officer or employee of the Company or any of its subsidiaries. No executive officer of the Company has served on the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee. See “Certain Relationships and Related Transactions” below for discussions about related transactions regarding the Compensation Committee members.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Indemnification Agreements

The Company has entered into Indemnification Agreements with each of our directors and executive officers. These agreements require the Company to indemnify our executive officers or directors against expenses and, in certain cases, judgments, settlements or other payments incurred by an executive officer or director in suits brought by the Company, derivative actions brought by our shareholders and suits brought by other third parties. Indemnification has been granted under these agreements to the fullest extent permitted under California law in situations where an executive officer or director is made, or threatened to be made, a party to the legal proceeding because of his or her service to the Company.

Adler Tank Rentals

In connection with the completion of the acquisition of substantially all of the assets of the liquid and solid tanks and boxes rental business of Adler Tank Rentals, LLC on December 11, 2008, we hired Steven Adler, who, prior to the closing, owned 75% of Adler Tank Rentals, LLC (“Former Adler Tanks”). Mr. Adler currently holds the position of President of our wholly owned subsidiary, Adler Tank Rentals, LLC (“Adler Tanks”), which owns and operates the Adler Tanks business. Mr. Adler has a number of relationships with entities that conduct business with Adler Tanks which are described below.

•

Frost Realty Company, LLC—Mr. Adler is a 51% owner and the President of Frost Realty Company, LLC, a company that owns real property in Newark, New Jersey. In connection with the acquisition of the Adler Tanks business, Adler Tanks entered into a five-year lease agreement with Frost Realty Company, LLC pursuant to which it leased a portion of the Newark, New Jersey property at a base annual rent of $48,000 payable monthly in advance in equal installments of $4,000. Adler Tank has the option to extend the term under this lease for an additional five years at a base annual rent of $55,200 payable monthly in equal installments of $4,600.

•

Jaws Realty, LLC—Mr. Adler is a 50% owner and the President of Jaws Realty, LLC, a company that owns real property in Deer Park, Texas. Mr. Adler’s wife owns the remaining 50% of Jaws Realty, LLC. In connection with the acquisition of the Adler Tanks business, Adler Tanks entered into a five-year lease agreement with Jaws Realty, LLC pursuant to which Adler Tanks leased a portion of the Deer Park, Texas property at a base annual rent of $144,000 payable monthly in advance in equal installments of $12,000 (subject to increase to $280,000 per year upon the completion by Jaws Realty, LLC of certain renovations to such property). Adler Tanks has the option to extend the term under this lease for an additional five years at a base annual rent of $322,000 payable monthly in equal installments of $26,833.34. Adler Tanks has a right of first refusal to acquire Jaws Realty, LLC’s interest in the premises during the term of the lease.

•

Sabre Manufacturing, LLC—Mr. Adler is the 100% owner and the President of Sabre Manufacturing, LLC, a company that manufactures, sells and services containment frac tanks and other equipment. Prior to the acquisition of Adler Tanks, Sabre Manufacturing, LLC sold tanks to Former Adler Tanks from time to time. Since the acquisition of Adler Tanks, Adler Tanks has purchased tanks from Sabre Manufacturing, LLC, but has no obligation to do so in the future. Sabre Manufacturing, LLC continues to sell tanks to end users of Adler Tanks, and also gas and oilfield service companies.

•

Tire Solutions, LLC—Mr. Adler is a 50% owner of Tire Solutions, LLC, a company that supplies and services tires. Prior to the acquisition of Adler Tanks, Tire Solutions, LLC sold tires to Former Adler Tanks from time to time. Since the acquisition of Adler Tanks, Adler Tanks has purchased tires from Tire Solutions, LLC but has no obligation to do so in the future.

•

Adler Industrial Services, Inc.—Adler Industrial Services, Inc. supplies roof cleaning and vacuuming services. Adler Industrial Services, Inc. currently leases tanks from the Adler Tanks business but has no obligation to do so in the future.

Prior to the closing of the acquisition of substantially all of the assets of Former Adler Tanks, the Audit Committee and the Board of Directors reviewed and granted waivers under the Company’s code of business conduct and ethics with respect to the conflicts of interest and related party transactions and relationships described above under “Adler Tank Rentals.”

Policies and Procedures Regarding Related Party Transactions

Pursuant to the Audit Committee charter, the Audit Committee is responsible for reviewing and discussing with management and the Company’s independent auditors any transactions or courses of dealing with related parties. The Audit Committee considers the following factors in determining whether to approve or disapprove (with referral to the Board of Directors) any such related party transaction or course of action: (i) the financial accounting accorded the transaction or course of action; (ii) whether the terms or other aspects differ from those that would likely be negotiated with independent parties; and (iii) whether the proposed disclosure of the transaction or course of dealing, if any, is in accordance with generally accepted accounting principles and SEC regulations.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company with respect to beneficial ownership of our Common Stock as of March 31, 2009, by (i) each shareholder known to the Company to own beneficially more than 5% of our Common Stock; (ii) each of our directors; (iii) each executive officer named in the Summary Compensation Table above; and (iv) all directors and executive officers of the Company as a group:

Beneficial Owner(1)(2)	Shares Beneficially Owned(3)	Percentage of Class of Shares Beneficially Owned
T. Rowe Price Associates, Inc.(4) 100 E. Pratt Street Baltimore, MD 21202	3,076,700	13.0%
Columbia Wanger Asset Management, L.P.(5) 227 West Monroe Street, Suite 3000 Chicago, IL 60606	2,480,000	10.5%
Kayne Anderson Rudnick Investment Management LLC (6) 1800 Avenue of the Stars, 2nd Floor Los Angeles, CA 90067	1,529,826	6.4%
Robert P. McGrath(7)(8)	1,385,983	5.8%
Dennis C. Kakures(8)(9)	710,000	3.0%
Joseph Hanna(8)(9)	171,060	*
Ronald H. Zech(8)	123,000	*
William J. Dawson(8)	102,000	*
Keith E. Pratt(8)(9)	97,193	*
Dennis P. Stradford(8)	86,000	*
Richard G. Brown(8)(9)	75,900	*
Robert C. Hood(8)	71,000	*
Randle F. Rose(8)(9)	63,910	*
All executive officers and directors as a group (14 persons)(10)	2,996,207	11.9%

*	The percentage of shares beneficially owned by this director or executive officer constitutes less than 1% of our Common Stock as of March 31, 2009.
(1)	Except as otherwise indicated, the address of each of the executive officers and directors is c/o McGrath RentCorp, 5700 Las Positas Road, Livermore, California 94551.
(2)	To the Company’s knowledge, except as set forth in the footnotes to this table, and subject to applicable community property laws, each shareholder named in this table has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name.
(3)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the securities. Shares of the Company’s Common Stock, subject to options currently exercisable or that will become exercisable within 60 days of March 31, 2009 are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person. Percentages are based on 23,726,568 shares of the Company’s Common Stock outstanding as of March 31, 2009.
(4)	T. Rowe Price Associates, Inc. (Price Associates) filed an Amendment No. 7 to Schedule 13G on February 12, 2009, with the SEC and reported beneficial ownership of 3,076,700 shares. These securities are owned by various individual and institutional investors, including T. Rowe Price Small-Cap Value Fund, Inc. (which owns 1,672,489 shares, representing 7.0% of the outstanding Common Stock), for which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(5)	Based on a Schedule 13G filed with the SEC on February 6, 2009, Columbia Wanger Asset Management, L.P. has sole voting power with respect to 2,290,000 shares and sole dispositive power with respect to 2,480,000 shares of Common Stock. The shares reported in the Schedule 13G include shares held by Columbia Acorn Trust, a Massachusetts business trust that is advised by Columbia Wanger Asset Management, L.P.
(6)	Based on an Amendment No. 1 to Schedule 13G filed with the SEC on February 10, 2009, Kayne Anderson Rudnick Investment Management LLC has sole voting power with respect to 1,529,826 shares of Common Stock and sole dispositive power with respect to 1,529,826 shares.
(7)	Robert P. McGrath filed a joint Schedule 13D with the SEC on March 20, 2009 and reported beneficial ownership of 1,385,983 shares. Mr. McGrath has sole voting and dispositive power with respect to zero shares of Common Stock and joint voting and dispositive power, with his spouse Joan M. McGrath, with respect to 1,385,983 shares of Common Stock.
(8)	Includes portions of outstanding stock options held by executive officers and directors that will be exercisable within 60 days of March 31, 2009 as follows: 64,500 shares for Mr. Brown, 15,250 shares for Ms. Dashner, 90,000 shares for Mr. Dawson, 169,875 shares for Mr. Hanna, 30,550 shares for Mr. Hawkins, 66,000 shares for Mr. Hood, 335,550 shares for Mr. Kakures, 152,000 shares for Mr. McGrath, 97,000 shares for Mr. Pratt, 59,500 shares for Mr. Rose, 76,000 shares for Mr. Stradford, 49,600 shares for Mr. Whitney, 98,000 shares for Mr. Zech and 1,303,825 shares for all executive officers and directors as a group.
(9)	Includes the shares held by the ESOP for the benefit of the named individual. The number of shares included is 11,400 shares for Mr. Brown, 194 shares for Ms. Dashner, 1,185 shares for Mr. Hanna, 812 shares for Mr. Hawkins, 99,216 shares for Mr. Kakures, 193 shares for Mr. Pratt, 4,410 shares for Mr. Rose, 1,867 shares for Mr. Whitney, and 119,275 shares for all executive officers and directors as a group. These shares are included because beneficiaries under the ESOP hold sole voting power over the shares (whether or not rights to the shares have vested).
(10)	See footnotes (7) and (8). Includes 1,303,825 shares of our Common Stock subject to options that are currently exercisable or will become exercisable within 60 days of March 31, 2009.

Communications with the Board of Directors

Our Board of Directors believes that full and open communication between shareholders and members of our Board of Directors is in the best interests of our shareholders. Shareholders may contact any director or committee of the Board of Directors by writing to the Compliance Officer, c/o McGrath RentCorp, 5700 Las Positas Road, Livermore, California 94551. The compliance officer will review all such communications for relevance to activities of the Board of Directors and will promptly forward all relevant written communications to the Board of Directors. Comments or complaints relating to our accounting, internal accounting controls, auditing matters, corporate fraud or violations of federal or state laws may be referred directly to our Audit Committee by writing the Chairman of the Audit Committee, c/o Compliance Officer, McGrath RentCorp, 5700 Las Positas Road, Livermore, California 94551. Further details can be found in our “Reporting Questionable Account and Auditing Practices and Policy Prohibiting Retaliation Against Reporting Employees Policy” and “Corporate Governance Guidelines” found on our website at www.mgrc.com under the Investor Relations section.

Shareholder Proposals

The Corporate Governance and Nominating Committee will consider shareholder proposals properly submitted to us, including recommendations of qualified director nominee(s), in accordance with the procedures set forth below. In order to have a proposal considered by the Corporate Governance and Nominating Committee for the 2010 annual meeting, a shareholder must submit its proposal and other relevant information in writing to the attention of the compliance officer at our principal executive offices no later than December 23, 2009. The shareholder must submit the following relevant information: (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (2) the name and address, as they appear on our books, of the shareholder proposing such business; (3) a signed certificate providing the class and number of shares of our Common Stock which are beneficially owned by the shareholder; (4) any material interest of the shareholder in such business; and (5) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Exchange Act, in the shareholder’s capacity as a proponent to the proposal.

With respect to recommendations of director nominee(s), a shareholder must submit the following relevant information in writing to the attention of the compliance officer at our principal executive offices no later than December 23, 2009: (1) the name, age, business and residence address of the prospective candidate; (2) a brief biographical description of the prospective candidate, including employment history for the past five years, and a statement of the qualifications of the prospective candidate; (3) the class and number of shares of our Common Stock, if any, which are beneficially owned by the prospective candidate; (4) a description of all arrangements or understandings between the shareholder and the prospective candidate pursuant to which the nomination is to be made by the shareholder if the shareholder and the prospective candidate are different individuals; (5) the candidate’s signed consent to serve as a director if elected and to be named in the proxy statement; (6) a signed certificate providing the class and number of shares of our Common Stock which are beneficially owned by the shareholder; and (7) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Exchange Act. Once the Corporate Governance and Nominating Committee receives the shareholder recommendation, it may deliver to the prospective candidate a questionnaire that requests additional information about the candidate’s independence, qualifications and other matters that would assist the Corporate Governance and Nominating Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our proxy statement or other regulatory filings, if nominated.

The Corporate Governance and Nominating Committee will not evaluate candidates differently based on who has made the proposal. The Corporate Governance and Nominating Committee will consider candidates from any reasonable source, including shareholder recommendations. The Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms were used for the slate of director nominees at the Annual Meeting since all directors nominated are for re-election, and, accordingly, no fees have been paid to consultants or search firms in the past fiscal year.

We have not received a director nominee recommendation from any shareholder (or group of shareholders) that beneficially owns more than five percent of our Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our Common Stock (collectively, “Reporting Persons”) to file initial reports of ownership and changes in ownership of our Common Stock with the SEC and the NASDAQ Stock Market. Copies of these reports are also required to be delivered to us.

We believe, based solely on our review of the copies of such reports received or written representations from certain Reporting Persons, that during the fiscal year ended December 31, 2008, all Reporting Persons complied with all applicable filing requirements.

Code of Business Conduct and Ethics

Our Board of Directors adopted a code of business conduct and ethics, which was most recently amended and restated on February 2, 2007. This code applies to all of our employees and our non-employee directors and is posted on our website at www.mgrc.com under the Investor Relations section. The code satisfies the “Code of Ethics” requirements under the Sarbanes-Oxley Act of 2002 as well as the “Code of Conduct” requirements under the Market Place Rules of the NASDAQ Stock Market. The code, among other things, addresses issues relating to conflicts of interests, including internal reporting violations and disclosures, and compliance with applicable laws, rules and regulations. The purpose of the code is to promote, among other things, honest and ethical conduct, full, fair, accurate, timely and understandable public disclosures, compliance with applicable laws or regulations and to ensure to the greatest possible extent that our business is conducted in a legal and ethical manner. Any waivers or approvals granted under this code with respect to our executive officers and directors may be granted only by the Board of Directors. In addition, any waivers or approvals relating to the principal executive officer, the principal financial officer, the principal accounting officer or controller, or any person performing similar functions, must also be obtained from the Audit Committee. Any waivers or approvals to the code with respect to the remainder of the employees may be granted by our compliance officer, who is currently Randle F. Rose. Any amendments to the code will be promptly disclosed to our shareholders. Our Audit Committee has also established procedures for (a) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

PROPOSAL NO. 2

APPROVAL AND ADOPTION OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2007 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER FROM 1,875,000 TO 2,690,000 SHARES AND TO DECREASE THE MAXIMUM TERM OF FUTURE AWARDS GRANTED UNDER THE 2007 PLAN FROM TEN YEARS TO SEVEN YEARS

Purpose and Effect of the Proposed Amendment

On February 27, 2009, the Board of Directors approved an amendment to the 2007 Plan to:

(i)	increase the number of shares of Common Stock reserved for issuance by 815,000 shares, and

(ii)	decrease the maximum term of future awards granted under the 2007 Plan from ten years to seven years, subject to shareholder approval.

If the shareholders do not approve this proposal, the 2007 Plan will remain in effect, and awards may continue to be granted pursuant to its prior provisions.

The principal purpose of the proposed amendment is to provide the Company with additional shares of Common Stock under the 2007 Plan for grants to employees, consultants and directors.

A general description of the principal terms of the 2007 Plan is set forth below. This description is qualified in its entirety by the terms of the 2007 Plan, a copy of which reflecting the amendment referenced herein is attached to this Proxy Statement as Appendix A and is incorporated herein by reference.

Background

Since 1982, we have made periodic grants of stock awards to eligible employees. Equity awards, and stock options in particular, have been and continue to be important hiring and retention tools for us. We believe that it is critical to our ability to retain our employees, and to hire new employees, that we continue to have the ability to grant equity awards and that we will be at a competitive disadvantage in the market for key employees if we do not have this ability.

We believe that approval of the amendment and restatement of the 2007 Plan will:

1. Help us retain and attract top talent and focus employees. We believe our practice of granting stock options, and other stock awards, has been a strong contributor in attracting and retaining key employees. Approval of the amendment and restatement of the 2007 Plan will position us to continue to attract and retain the key employees that we need.

2. Focus employees on the enhancement of shareholder value. Equity awards link the opportunity to receive competitive levels of compensation with enhancement of shareholder value. Consequently we believe that it is important that a portion of the compensation available to our key employees consist of such awards to focus our employees on increasing the return to shareholders. Approval of the amendment and restatement of the 2007 Plan will enable us to continue to use our equity as an important element of compensation.

As of March 31, 2009:

•	RSUs to purchase 40,000 shares of Common Stock were unvested and outstanding, all of which had been granted under the 2007 Plan;

•	in total, options to purchase 3,643,992 shares of Common Stock were outstanding, of which options to purchase 1,660,000 shares of Common Stock had been granted under the 2007 Plan;

•	we had a maximum of 545,050 shares of Common Stock available for future awards (all of these shares were under the 2007 Plan as we do not have the ability to grant stock awards under any other plans;

because we use a “fungible” share pool in our 2007 Plan that deducts two shares from the share pool for every share granted as restricted stock or a RSU, if we granted all of our available shares as restricted stock or RSUs, we would be able to grant a maximum of only 272,525 shares of Common Stock);

•	no option shares had been exercised and no RSUs had yet vested under the 2007 Plan; and

•	for our outstanding options, the weighted average exercise price was $21.94 and the weighted average remaining life was 6.09 years.

As of the Record Date, the fair market value of one share of Common Stock as reported on the NASDAQ Stock Market was $16.97. As of the Record Date, there were approximately 660 employees and five non-employee directors eligible to participate in the 2007 Plan and 50 employees (7.6% of our employees) had outstanding equity awards. Capitalized terms used but not defined in this Proposal No. 2 shall have the same meaning as in the 2007 Plan unless otherwise indicated.

General Description of the 2007 Plan, as Amended

A general description of the principal terms of the 2007 Plan is set forth below. This description is qualified in its entirety by the terms of the 2007 Plan, a copy of which reflecting the amendment referenced herein is attached to this Proxy Statement as Appendix A and is incorporated herein by reference.

Purpose.    The purpose of the 2007 Plan is to provide the Company’s employees, consultants and directors, whose present and potential contributions are important to the success of the Company, an incentive, through ownership of the Company’s Common Stock, to continue in service to the Company, and to help the Company compete effectively with other enterprises for the services of qualified individuals. The 2007 Plan was adopted by the Board of Directors on March 9, 2007 and approved by the Company’s shareholders on June 6, 2007.

Shares Available for Grant.    After approval of the proposed amendment, the 2007 Plan provides that a total of 2,690,000 shares of Common Stock are reserved for issuance under the 2007 Plan (which includes shares that have already been issued, as well as shares subject to outstanding awards), plus the number of shares of Common Stock that remained available for grants of awards under the 1998 Plan as of the date the 2007 Plan was approved, which is equal to 342,800 shares, plus any shares of Common Stock that would otherwise return to the 1998 Plan as a result of forfeiture, termination or expiration of awards previously granted under the 1998 Plan (had the 1998 Plan not terminated), which number is equal to 67,250 shares as of March 31, 2009, plus any shares of Common Stock that would otherwise return to the 2007 Plan as a result of forfeiture, termination or expiration of awards previously granted; provided, however, the maximum aggregate number of shares of Common Stock that may be issued pursuant to incentive stock options is 2,690,000 shares.

Notwithstanding the foregoing, each one share of Common Stock issued pursuant to an award of restricted stock or RSUs counts as two shares of Common Stock under the 2007 Plan (and is counted as two shares for every one share returned to the 2007 Plan or deemed not issued from the 2007 Plan).

Annual Limits on Certain Awards.    The maximum number of shares of Common Stock with respect to which options and stock appreciation rights may be granted to a participant during a calendar year is 1,500,000 shares. For awards of restricted stock and RSUs that are intended to be performance-based compensation under Section 162(m) of the Code, the maximum number of shares subject to such awards that may be granted to a participant during a calendar year is 1,000,000 shares. The foregoing limitations shall be adjusted proportionately by the Administrator (as defined below) in connection with any change in the Company’s capitalization due to a stock split, stock dividend or similar event affecting the Common Stock of the Company and its determination shall be final, binding and conclusive.

Administration.    The 2007 Plan is administered, with respect to grants to employees, directors, executive officers, and consultants, by the plan administrator (the “Administrator”), defined as the Board of Directors or one or more committees designated by the Board of Directors. The 2007 Plan is administered by the Compensation Committee. With respect to grants to executive officers and directors, the Compensation Committee shall be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Exchange Act, and Section 162(m) of the Code.

Terms and Conditions of Awards.    The 2007 Plan provides for the grant of stock options, restricted stock, RSUs, and stock appreciation rights (collectively referred to as “awards”). Stock options granted under the 2007 Plan may be either incentive stock options under the provisions of Section 422 of the Code, or nonqualified stock options. Incentive stock options may be granted only to employees. Awards other than incentive stock options may be granted to employees, directors and consultants of the Company and its related entities. To the extent that the aggregate fair market value of shares of the Company’s Common Stock subject to options designated as incentive stock options which become exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess options shall be treated as nonqualified stock options. Under the 2007 Plan, awards may be granted to such employees, directors or consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time. Each award granted under the 2007 Plan shall be designated in an award agreement.

The Administrator may issue awards under the 2007 Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a related entity acquiring another entity, an interest in another entity or an additional interest in a related entity whether by merger, stock purchase, asset purchase or other form of transaction. Subject to applicable laws, the Administrator has the authority, in its discretion, to select employees, consultants and directors to whom awards may be granted from time to time, to determine whether and to what extent awards are granted, to determine the number of shares of the Company’s Common Stock or the amount of other consideration to be covered by each award (subject to the number of shares reserved for issuance under the 2007 Plan), to approve award agreements for use under the 2007 Plan, to determine the terms and conditions of any award (including the vesting schedule applicable to the award), to amend the terms of any outstanding award granted under the Plan, to construe and interpret the terms of the 2007 Plan and awards granted, to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions and to take such other action not inconsistent with the terms of the 2007 Plan, as the Administrator deems appropriate.

After the approval of the proposed amendment, the term of any future award granted under the 2007 Plan may not be for more than seven years (or five years in the case of an incentive stock option granted to any participant who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary of the Company), excluding any period for which the participant has elected to defer the receipt of the shares or cash issuable pursuant to the award pursuant to a deferral program the Administrator may establish in its discretion.

The 2007 Plan authorizes the Administrator to grant incentive stock options and nonqualified stock options at an exercise price not less than 100% of the fair market value of the Common Stock on the date the option is granted (or 110%, in the case of an incentive stock option granted to any employee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary of the Company). In the case of stock appreciation rights, the base appreciation amount shall not be less than 100% of the fair market value of the Common Stock on the date of grant. In the case of awards intended to qualify as performance-based compensation, the exercise or purchase price, if any, shall be not less than 100% of the fair market value per share on the date of grant. In the case of all other awards granted under the 2007 Plan, the exercise or purchase price shall be determined by the Administrator. The exercise or purchase price is generally payable in cash, check, shares of Common Stock or with respect to options, payment through a broker-dealer sale and remittance procedure or a “net exercise” procedure.

The 2007 Plan provides that any amendment that would adversely affect the participant’s rights under outstanding awards shall not be made without the participant’s written consent, provided, however, that an amendment or modification that may cause an incentive stock option to become a nonqualified stock option shall not be treated as adversely affecting the rights of the participant. The 2007 Plan also provides that shareholder approval is required in order to (i) reduce the exercise price of any option or the base appreciation amount of any stock appreciation right awarded under the 2007 Plan or (ii) cancel any option or stock appreciation right awarded under the 2007 Plan in exchange for another award at a time when exercise price exceeds the fair market value of the underlying shares unless the cancellation and exchange occurs in connection with a Corporate Transaction.

Under the 2007 Plan, the Administrator may establish one or more programs under the 2007 Plan to permit selected participants the opportunity to elect to defer receipt of consideration payable under an award. The Administrator also may establish under the 2007 Plan separate programs for the grant of particular forms of awards to one or more classes of participants.

Termination of Service.    An award may not be exercised after the termination date of such award as set forth in the award agreement. In the event a participant in the 2007 Plan terminates continuous service with the Company, an award may be exercised only to the extent provided in the award agreement. Where an award agreement permits a participant to exercise an award following termination of service, the award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the award, whichever comes first. Any award designated as an incentive stock option, to the extent not exercised within the time permitted by law for the exercise of incentive stock options following the termination of employment, shall convert automatically to a nonqualified stock option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the award agreement.

Transferability of Awards.    Under the 2007 Plan, incentive stock options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the participant only by the participant. Other awards shall be transferable only by will and by the laws of descent and distribution and during the lifetime of a participant, to the extent and in the manner authorized by the Administrator, but only to the extent such transfers are made to family members, to family trusts, to family controlled entities, to charitable organizations, and pursuant to domestic relations orders or agreements, in all cases without payment for such transfers to the participant. The 2007 Plan permits the designation of beneficiaries by holders of awards, including incentive stock options.

Section 162(m) of the Code.    The maximum number of shares of Common Stock with respect to which options and stock appreciation rights may be granted to a participant during a calendar year is 1,500,000 shares. The foregoing limitation shall be adjusted proportionately by the Administrator in connection with any change in the Company’s capitalization due to a stock split, stock dividend or similar event affecting the Common Stock of the Company and its determination shall be final, binding and conclusive. Under Section 162(m) of the Code, no deduction is allowed in any taxable year of the Company for compensation in excess of $1,000,000 paid to the Company’s “covered employees.” An exception to this rule applies to compensation that is paid to a covered employee pursuant to a stock incentive plan approved by shareholders and that specifies, among other things, the maximum number of shares with respect to which options and stock appreciation rights may be granted to eligible participants under such plan during a specified period. Compensation paid pursuant to options or stock appreciation rights granted under such a plan and with an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant is deemed to be inherently performance-based, since such awards provide value to participants only if the stock price appreciates. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation, if any option or stock appreciation right is canceled, the cancelled award shall continue to count against the maximum number of shares of Common Stock with respect to which an award may be granted to a participant.

For awards of restricted stock and RSUs that are intended to be performance-based compensation under Section 162(m) of the Code, the maximum number of shares of Common Stock subject to such awards that may be granted to a participant during a calendar year is 1,000,000 shares. The foregoing limitation shall be adjusted proportionately by the Administrator in connection with any change in the Company’s capitalization due to a stock split, stock dividend or similar event affecting the Common Stock of the Company and its determination shall be final, binding and conclusive. In order for restricted stock and RSUs to qualify as performance-based compensation, the Administrator must establish a performance goal with respect to such award in writing not later than 90 days after the commencement of the services to which it relates and while the outcome is substantially uncertain. In addition, the performance goal must be stated in terms of an objective formula or standard.

Under the current version of Section 162(m) of the Code, a “covered employee” is the Company’s Chief Executive Officer and the three other most highly compensated executive officers of the Company (excluding the Chief Financial Officer).

The 2007 Plan includes the following performance criteria that may be considered by the Administrator when granting performance-based awards: (i) increase in share price, (ii) earnings per share, (iii) total shareholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added, (xvii) market share and (xviii) gross profit.

Change in Capitalization.    Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by outstanding awards, the number of shares of Common Stock that have been authorized for issuance under the 2007 Plan, the exercise or purchase price of each outstanding award, the maximum number of shares of Common Stock that may be granted subject to awards to any participant in a calendar year, and the like, shall be proportionally adjusted by the Administrator in the event of (i) any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, stock dividend, combination or reclassification or similar event affecting the Common Stock of the Company, (ii) any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company or (iii) any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete), distribution of cash or other assets to shareholders other than a normal cash dividend, or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”

Corporate Transaction.    Effective upon the consummation of a Corporate Transaction, all outstanding awards shall terminate. However, all such awards shall not terminate to the extent the contractual obligations represented by the awards are assumed by the successor entity. Except as provided in an individual award agreement, for the portion of each award that is assumed by the successor corporation, such portion of the award will automatically vest and become exercisable and be released from any repurchase or forfeiture rights immediately upon termination of a participant’s continuous service if terminated without “cause” (as defined in the 2007 Plan) within 12 months after such Corporate Transaction. For the portion of each award that is not assumed by the successor corporation, such portion of the award will automatically vest and become exercisable and be released from any repurchase or forfeiture rights immediately prior to the effective date of the Corporate Transaction. For awards that have an exercise feature, the portion of the award that is not assumed will terminate if not exercised prior to the Corporate Transaction.

Change in Control.    Except as provided in an individual award agreement, following a Change in Control (other than a Change in Control that is also a Corporate Transaction) and upon a participant’s termination of continuous service without cause within 12 months after such Change in Control, each outstanding award of such participant will automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights immediately upon such termination.

Under the 2007 Plan, a Corporate Transaction is generally defined as:

•	an acquisition of 50% or more of the Company’s stock by any individual or entity including by tender offer;

•	a reverse merger in which 40% or more of the Company’s stock by any individual or entity including by tender offer is acquired;

•	a sale, transfer or other disposition of all or substantially all of the assets of the Company;

•	a merger or consolidation in which the Company is not the surviving entity; or

•	a complete liquidation or dissolution.

Under the 2007 Plan, a Change in Control is generally defined as:

•

an acquisition of 50% or more of the Company’s stock by any individual or entity which a majority of the members of the Board of Directors (who have served on the Board of Directors for at least 12 months) do not recommend the Company’s shareholders accept, or

•

a change in the composition of the Company’s Board of Directors over a period of 12 months or less such that a majority of the members of the Board of Directors ceases, by reason of one or more contested elections for Board of Directors’ membership, to be comprised of individuals who have either been members of the Board of Directors continuously for a period of at least 12 months or have been members of the Board of Directors for less than 12 months and were elected or nominated for election by at least a majority of the members of the Board of Directors who have served on the Company’s Board of Directors for at least 12 months.

Amendment, Suspension or Termination of the 2007 Plan.    The Board of Directors may at any time amend, suspend or terminate the 2007 Plan. The 2007 Plan shall terminate on June 6, 2017 unless sooner terminated by the Board of the Directors. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to awards granted to residents therein, the Company shall obtain shareholder approval of any such amendment to the 2007 Plan in such a manner and to such a degree as is required.

Certain Federal Tax Consequences

The following summary of the principal federal income tax consequences of the 2007 Plan and the awards granted thereunder is based upon federal income tax laws in effect on the date of this Proxy Statement. This summary does not purport to be complete, and does not discuss non-U.S., state or local tax consequences.

Nonqualified Stock Options.    The grant of a nonqualified stock option under the 2007 Plan will not result in any federal income tax consequences to the option holder or to the Company. Upon exercise of a nonqualified stock option, the option holder is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the option holder, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the option holder’s total compensation is deemed reasonable in amount. Any gain or loss on the option holder’s subsequent disposition of the shares of Common Stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

In the event a nonqualified stock option is amended, such option may be considered deferred compensation and subject to the rules of Section 409A of the Code, which provide rules regarding the timing of payment of deferred compensation. An option subject to Section 409A of the Code which fails to comply with the rules of Section 409A may result in the acceleration of income recognition, a 20% additional tax obligation, plus penalties and interest.

Incentive Stock Options.    The grant of an incentive stock option under the 2007 Plan will not result in any federal income tax consequences to the option holder or the Company. An option holder recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the option holder has held the shares of Common Stock. If the option holder does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the option holder will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

If the option holder fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the option holder, subject to possible limitations imposed by Section 162(m) of the Code and so long as the option holder’s total compensation is deemed reasonable in amount.

The “spread” under an incentive stock option—i.e., the difference between the fair market value of the shares at the time of exercise and the exercise price—is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If an option holder’s alternative minimum tax liability exceeds such option holder’s regular income tax liability, the option holder will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the option holder must sell the shares within the same calendar year in which the incentive stock options are exercised. However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.

In the event an incentive stock option is amended, such option may be considered deferred compensation and subject to the rules of Section 409A of the Code. An option subject to Section 409A of the Code which fails to comply with the rules of Section 409A can result in the acceleration of income recognition, a 20% additional tax obligation, plus penalties and interest. In addition, the amendment of an incentive stock option may convert the option from an incentive stock option to a nonqualified stock option.

Restricted Stock.    The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount. Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain.

Recipients of restricted stock may make an election under Section 83(b) of the Code (a “Section 83(b) Election”) to recognize as ordinary compensation income in the year that such restricted stock is granted, the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. A Section 83(b) Election must be made within 30 days from the time the restricted stock is issued.

Stock Appreciation Rights.    Recipients of stock appreciation rights (“SARs”) generally should not recognize income until a SAR is exercised (assuming there is no ceiling on the value of the right). Upon exercise, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such exercise. Recipients who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon exercise of a SAR. Recipients will recognize gain upon the disposition of any shares received on exercise of a SAR equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount.

In the event a SAR is amended, such SAR may be considered deferred compensation and subject to the rules of Section 409A of the Code, which provide rules regarding the timing of payment of deferred compensation. A SAR subject to Section 409A of the Code which fails to comply with the rules of Section 409A may result in the acceleration of income recognition, a 20% additional tax obligation, plus penalties and interest.

Restricted Stock Units.    Recipients of RSUs generally should not recognize income until such units are converted into cash or shares of stock. Upon conversion, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such conversion. Recipients who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon conversion of the RSUs. Participants will recognize gain upon the disposition of any shares received upon conversion of the RSUs equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount.

RSUs also can be considered nonqualified deferred compensation and subject to the Section 409A of the Code. A grant of RSUs that does not meet the requirements of Section 409A of the Code will result in the acceleration of income recognition, a 20% additional tax obligation, plus penalties and interest.

New Plan Benefits

Because the Administrator will make future awards at its discretion, the Company cannot determine the number of options and other awards that may be awarded in the future to eligible participants.

Required Vote

The proposal to amend the Company’s 2007 Plan to (i) increase the number of shares of Common Stock reserved for issuance thereunder, including pursuant to incentive stock options, from 1,875,000 to 2,690,000 shares, and (ii) decrease the maximum term of future awards granted under the 2007 Plan from ten years to seven years, must be approved by a majority of the outstanding shares of voting stock of the Company. Abstentions and broker “non-votes” will have no effect on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2007 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER FROM 1,875,000 TO 2,690,000 SHARES AND TO DECREASE THE MAXIMUM TERM OF FUTURE AWARDS GRANTED UNDER THE 2007 PLAN FROM TEN YEARS TO SEVEN YEARS.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Grant Thornton LLP has been selected by the Audit Committee to be the Company’s independent auditors for the Company’s fiscal year ending December 31, 2009. Under the Sarbanes-Oxley Act of 2002 and the rules of the SEC promulgated thereunder, the Audit Committee is solely responsible for the appointment, compensation and oversight of the work of our independent auditors and shareholders are not required to ratify the selection of Grant Thornton LLP. However, we are submitting the selection of Grant Thornton LLP as our independent auditors to our shareholders for ratification as a matter of good corporate practice. In the event that ratification of this selection of independent auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Audit Committee will review our future selection of independent auditors.

A representative of Grant Thornton LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be able to respond to appropriate questions.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees

Grant Thornton LLP performed services for the Company in fiscal years 2007 and 2008 related to financial statement audit work, quarterly reviews, quarterly earnings release reviews and tax services. Fees related to services rendered by Grant Thornton LLP in fiscal years 2007 and 2008 were as follows:

	2007	2008
Audit Fees(1)	$951,222	$1,134,395
Audit-Related Fees	$0	$0
Tax Fees(2)	$888	$0
All Other Fees	$0	$0

Total	$952,110	$1,134,395

(1)	Audit fees represent fees for the audit of the Company’s consolidated financial statements and internal controls over financial reporting included in our annual report on Form 10-K and the review of the Company’s consolidated financial statements included in our quarterly reports on Form 10-Q. Audit fees also include fees associated with obtaining consents in connection with regulatory filings.
(2)	Tax fees represent fees for professional services provided in connection with advisory services for tax compliance matters.

Audit and Non-Audit Services Pre-Approval Policy

Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by Grant Thornton LLP, the Company’s independent registered public accounting firm, must be approved in advance by the Audit Committee to assure that such services do not impair the auditors’ independence from the Company. In April 2004, the Audit Committee adopted an Audit and Non-Audit Services Pre-Approval Policy which sets forth the procedures and conditions pursuant to which audit and non-audit services to be performed by the independent auditors are to be pre-approved. Pursuant to the policy, certain services or categories of services described in detail in the policy may be pre-approved generally on an annual basis together with pre-approved maximum fee levels for such services. The services eligible for annual pre-approval consist of audit services, audit-related services, tax services and other services. If not pre-approved on an annual basis, proposed services must otherwise be separately approved prior to being performed by the independent auditors. The Audit Committee may also pre-approve particular services on a case-by-case basis. In addition, any services that receive annual pre-approval but exceed the pre-approved maximum fee level also will require separate approval by the Audit Committee. The Audit Committee may delegate authority to pre-approve audit and non-audit services to any member of the Audit Committee, but may not delegate such authority to management. The Company’s independent auditors and Chief Financial Officer are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with the pre-approval policy and the fees for the services performed to date. The Audit Committee pre-approved all of the audit, audit-related, tax and all other services described above.

Report of the Audit Committee of the Board of Directors

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, that might incorporate future filings, including this Proxy Statement, with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings, nor shall the following report be deemed to be incorporated by reference into any future filings under the Securities Act or the Exchange Act.

The Audit Committee currently has three members, consisting of three independent directors, William J. Dawson, Robert C. Hood and Ronald H. Zech. The Company’s management is responsible for the Company’s internal controls, financial reporting, compliance with laws and regulations and ethical business standards. The Company’s independent registered public accounting firm, Grant Thornton LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board of Directors’ (United States) generally accepted auditing standards and to issue reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes as well as the independence and performance of the Company’s registered public accounting firm. However, the members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing. They rely, without independent verification, on the information provided to them and on the representations made by management and the independent accountants.

The Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2008 and audit of internal control over financial reporting as of December 31, 2008 with management.

2.	The Audit Committee has discussed with Grant Thornton LLP, the independent registered public accounting firm, the matters required to be discussed by the standards of the Public Company Accounting Oversight Board (PCAOB).

3.	The Audit Committee has received an Independence Letter from Grant Thornton LLP as required by the standards of the PCAOB, and has discussed with Grant Thornton LLP its independence.

4.	Based on the reviews and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the Company’s audited consolidated financial statements be included in the 2008 Annual Report that was filed with the SEC on February 27, 2009.

Submitted by the Audit Committee:

William J. Dawson

Robert C. Hood

Ronald H. Zech

Required Vote

The affirmative vote of the holders of a majority of the shares of the Company’s Common Stock present or represented at the Annual Meeting is required to approve the ratification of the selection of Grant Thornton LLP as our independent auditors for the year 2009. Abstentions and broker “non-votes” will have no effect on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

By Order of the Board of Directors,

Randle F. Rose

Senior Vice President,

Chief Administrative Officer and Secretary

April 17, 2009

Livermore, California

Appendix A

MCGRATH RENTCORP

2007 STOCK INCENTIVE PLAN

(As Amended and Restated Effective June 4, 2009)

1. Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business.

2. Definitions. The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supercede the definition contained in this Section 2.

(a) “Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c) “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

(d) “Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

(e) “Award” means the grant of an Option, SAR, Restricted Stock, Restricted Stock Unit or other right or benefit under the Plan.

(f) “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(g) “Board” means the Board of Directors of the Company.

(h) “Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term (or word of like import) is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person; provided, however, that with regard to any agreement that defines “Cause” on the occurrence of or in connection with a Corporate Transaction or a Change in Control, such definition of “Cause” shall not apply until a Corporate Transaction or a Change in Control actually occurs.

(i) “Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

(i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such shareholders accept, or

(ii) a change in the composition of the Board over a period of twelve (12) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

(j) “Code” means the Internal Revenue Code of 1986, as amended.

(k) “Committee” means any committee composed of members of the Board appointed by the Board to administer the Plan.

(l) “Common Stock” means the common stock of the Company.

(m) “Company” means McGrath RentCorp, a California corporation, or any successor entity that adopts the Plan in connection with a Corporate Transaction.

(n) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(o) “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least twelve (12) months or (ii) have been Board members for less than twelve (12) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(p) “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such three (3) month period.

(q) “Corporate Transaction” means any of the following transactions, provided, however, that the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii) the complete liquidation or dissolution of the Company;

(iv) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than forty percent (40%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger; or

(v) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(r) “Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

(s) “Director” means a member of the Board or the board of directors of any Related Entity.

(t) “Disability” means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(u) “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(v) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(w) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market of The NASDAQ Stock Market LLC, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

(x) “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(y) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code

(z) “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(aa) “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(bb) “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(cc) “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(dd) “Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(ee) “Plan” means this 2007 Stock Incentive Plan.

(ff) “Related Entity” means any Parent or Subsidiary of the Company.

(gg) “Replaced” means that pursuant to a Corporate Transaction the Award is replaced with a comparable stock award or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

(hh) “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(ii) “Restricted Stock Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(jj) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(kk) “SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

(ll) “Share” means a share of the Common Stock.

(mm) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards is two million six hundred ninety thousand (2,690,000) Shares, plus the number of Shares that remain available for grants of awards under the Company’s 1998 Stock Option Plan (the “1998 Plan”) as of the date the Plan is approved by the Company’s shareholders, plus any Shares that would otherwise return to the 1998 Plan as a result of forfeiture, termination or expiration of awards previously granted under the 1998 Plan (ignoring the termination or expiration of the 1998 Plan for the purpose of determining the number of Shares available for the Plan); provided, however, that the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options is two million six hundred ninety thousand (2,690,000) Shares. Notwithstanding the foregoing, any Shares issued in connection with Awards other than Options and SARs shall be counted against the limit set forth herein as two (2) Shares for every one (1) Share issued in connection with such Award (and shall be counted as two (2) Shares for every one (1) Share returned or deemed not have been issued from the Plan pursuant to Section 3(b) below in connection with Awards other than Options and SARs). The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

(b) Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan. Notwithstanding anything to the contrary contained herein: (i) Shares tendered or withheld in payment of an Option exercise price shall not be returned to the Plan and shall not become available for future issuance under the Plan; (ii) Shares withheld by the Company to satisfy any tax withholding obligation shall not be returned to the Plan and shall not become available for future issuance under the Plan; and (iii) all Shares covered by the portion of an SAR that is exercised (whether or not Shares are actually issued to the Grantee upon exercise of the SAR) shall be considered issued pursuant to the Plan.

4. Administration of the Plan.

(a) Plan Administrator.

(i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

(iii) Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

(iv) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

(b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii) to determine whether and to what extent Awards are granted hereunder;

(iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions of any Award granted hereunder;

(vi) to amend the terms of any outstanding Award granted under the Plan, provided that (A) any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent, provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option shall not be treated as adversely affecting the rights of the Grantee, (B) the reduction of the exercise price of any Option awarded under the Plan and the base appreciation amount of any SAR awarded under the Plan shall be subject to shareholder approval and (C) canceling an Option or SAR at a time when its exercise price or base appreciation amount (as applicable) exceeds the Fair Market Value of the underlying Shares, in exchange for another Option, SAR, Restricted Stock or other Award shall be subject to shareholder approval, unless the cancellation and exchange occurs in connection with a Corporate Transaction. Notwithstanding the foregoing, canceling an Option or SAR in exchange for another Option, SAR, Restricted Stock, or other Award with an exercise price, purchase price or base appreciation amount (as applicable) that is equal to or greater than the exercise price or base appreciation amount (as applicable) of the original Option or SAR shall not be subject to shareholder approval;

(vii) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

(viii) to grant Awards to Employees, Directors and Consultants employed outside the United States on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to further the purpose of the Plan; and

(ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator; provided that the Administrator may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final, conclusive and binding on all persons having an interest in the Plan.

(c) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

6. Terms and Conditions of Awards.

(a) Types of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock or Restricted Stock Units, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

(b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, an Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company). For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.

(c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, the following: (i) increase in share price, (ii) earnings per share, (iii) total shareholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added, (xvii) market share and (xviii) gross profit. The performance criteria may be applicable to the Company, Related Entities and/or any individual business units of the Company or any Related Entity. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

(d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(e) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(f) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(g) Individual Limitations on Awards.

(i) Individual Limit for Options and SARs. The maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any calendar year shall be one million five hundred thousand (1,500,000) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation with respect to a Grantee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

(ii) Individual Limit for Restricted Stock and Restricted Stock Units. For awards of Restricted Stock and Restricted Stock Units that are intended to be Performance-Based Compensation, the maximum number of Shares with respect to which such Awards may be granted to any Grantee in any calendar year shall be one million (1,000,000) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below.

(iii) Deferral. If the vesting or receipt of Shares under an Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares subject to such Award will not be treated as an increase in the number of Shares subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).

(h) Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(i) Term of Award. The term of each Award shall be no more than seven (7) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement. Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.

(j) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Other Awards shall be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the Grantee, to the extent and in the manner authorized by the Administrator, but only to the extent such transfers are made to family members, to family trusts, to family controlled entities, to charitable organizations, and pursuant to domestic relations orders or agreements, in all cases without payment for such transfers to the Grantee. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(k) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator.

7. Award Exercise or Purchase Price, Consideration and Taxes.

(a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

(i) In the case of an Incentive Stock Option:

(A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

(B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iii) In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iv) In the case of SARs, the base appreciation amount shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(v) In the case of other Awards, such price as is determined by the Administrator.

(vi) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

(b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

(i) cash;

(ii) check;

(iii) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised;

(iv) with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

(v) with respect to Options, payment through a “net exercise” such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the Exercise Price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares);

(vi) any combination of the foregoing methods of payment.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(b)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

(c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any non-U.S., federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares. Upon exercise or vesting of an Award the Company shall withhold or collect from the Grantee an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of the whole number of Shares covered by the Award sufficient to satisfy the minimum applicable tax withholding obligations incident to the exercise or vesting of an Award.

8. Exercise of Award.

(a) Procedure for Exercise; Rights as a Shareholder.

(i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been made, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv).

(b) Exercise of Award Following Termination of Continuous Service.

(i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.

(ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

9. Conditions Upon Issuance of Shares.

(a) If at any time the Administrator determines that the delivery of Shares pursuant to the exercise, vesting or any other provision of an Award is or may be unlawful under Applicable Laws, the vesting or right to exercise an Award or to otherwise receive Shares pursuant to the terms of an Award shall be suspended until the Administrator determines that such delivery is lawful and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall have no obligation to effect any registration or qualification of the Shares under federal or state laws.

(b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10. Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any calendar year, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” In connection with the foregoing adjustments, the Administrator may, in its discretion, prohibit the exercise of Awards or other issuance of Shares, cash or other consideration pursuant to Awards during certain periods of time. Except as the Administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11. Corporate Transactions and Changes in Control.

(a) Termination of Award to Extent Not Assumed in Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

(b) Acceleration of Award Upon Corporate Transaction or Change in Control.

(i) Corporate Transaction. Except as provided otherwise in an individual Award Agreement, in the event of a Corporate Transaction and:

(A) for the portion of each Award that is Assumed or Replaced, then such Award (if Assumed), the replacement Award (if Replaced), or the cash incentive program (if Replaced) automatically shall become fully vested, exercisable and payable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares (or other consideration) at the time represented by such Assumed or Replaced portion of the Award, immediately upon termination of the Grantee’s Continuous Service if such Continuous Service is terminated by the successor company or the Company without Cause within twelve (12) months after the Corporate Transaction; and

(B) for the portion of each Award that is neither Assumed nor Replaced, such portion of the Award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares (or other consideration) at the time represented by such portion of the Award, immediately prior to the specified effective date of such Corporate Transaction, provided that the Grantee’s Continuous Service has not terminated prior to such date. For Awards that have an exercise feature, the portion of the Award that is not Assumed shall terminate under subsection (a) of this Section 11 to the extent not exercised prior to the consummation of such Corporate Transaction.

(ii) Change in Control. Except as provided otherwise in an individual Award Agreement, following a Change in Control (other than a Change in Control which also is a Corporate Transaction) and upon the termination of the Continuous Service of a Grantee if such Continuous Service is terminated by the Company or Related Entity without Cause within twelve (12) months after a Change in Control, each Award of such Grantee which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value), immediately upon the termination of such Continuous Service.

(c) Effect of Acceleration on Incentive Stock Options. Any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded.

12. Effective Date and Term of Plan. The Plan shall become effective upon its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Section 17, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

13. Amendment, Suspension or Termination of the Plan.

(a) The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s shareholders to the extent such approval is required by Applicable Laws, or if such amendment would lessen the shareholder approval requirements of Section 4(b)(vi) or this Section 13(a).

(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c) No suspension or termination of the Plan (including termination of the Plan under Section 11, above) shall adversely affect any rights under Awards already granted to a Grantee.

14. Reservation of Shares.

(a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.

16. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

17. Shareholder Approval. The grant of Incentive Stock Options under the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted excluding Incentive Stock Options issued in substitution for outstanding Incentive Stock Options pursuant to Section 424(a) of the Code. Such shareholder approval shall be obtained in the degree and manner required under Applicable Laws. The Administrator may grant Incentive Stock Options under the Plan prior to approval by the shareholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable. In the event that shareholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall be exercisable as Non-Qualified Stock Options.

18. Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

19. Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

20. Plan History. The Plan was originally adopted on March 9, 2007. The Plan is amended and restated effective June 4, 2009, subject to stockholder approval, in order to increase the maximum aggregate number of Shares which may be issued pursuant to all Awards under the Plan and to decrease the maximum term of Awards which may be issued under the Plan.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1.	Election of Directors: To elect six (6) directors of the Company to serve until the 2010 annual meeting of shareholders or until their successors are elected and qualified:			+

	01 - William J. Dawson	02 - Robert C. Hood	03 - Dennis C. Kakures
	04 - Robert P. McGrath	05 - Dennis P. Stradford	06 - Ronald H. Zech

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees

		01	02	03	04	05	06
☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	To approve and adopt an amendment and restatement of the Company’s 2007 Stock Incentive Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 1,875,000 to 2,690,000 shares and to decrease the maximum term of future awards granted under the 2007 Plan from ten years to seven years.	☐	☐	☐	3.	To ratify the appointment of Grant Thornton LLP as the independent auditors for the Company for the year ending December 31, 2009.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
	Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

	¢	1 U P X 0 2 1 3 9 2 2	+

<STOCK#> 011NKD

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — McGRATH RENTCORP

The Board of Directors solicits this Proxy for the Annual Meeting of Shareholders to be held on Thursday, June 4, 2009, at 2:00 p.m., (PDT) at McGrath RentCorp’s corporate offices and Northern California modular sales & inventory center at 5700 Las Positas Road, Livermore, CA 94551.

The undersigned hereby constitutes and appoints Robert P. McGrath and Randle F. Rose, or each of them, with full power of substitution and revocation, attorneys and proxies of the undersigned at the Annual Meeting of Shareholders of McGrath RentCorp or any adjournments thereof, and to vote, including the right to cumulate votes (if cumulative voting is required), the shares of Common Stock of McGrath RentCorp registered in the name of the undersigned on the Record Date for the Annual Meeting.

The Board of Directors recommends a vote FOR the nominees named on the reverse side and FOR each of Proposals No. 2 and No. 3. The shares represented by this Proxy will be voted as directed on the reverse side; if no specification is made, the shares will be voted FOR said nominees and proposals. The proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement and the 2008 Annual Report to Shareholders furnished with this Proxy.

PLEASE RETURN THIS SIGNED AND DATED PROXY

IN THE ACCOMPANYING ADDRESSED ENVELOPE